EXHIBIT 10.26




                               SUBLEASE


THIS SUBLEASE ("Sublease") is entered into as of the 8th day of March, 1999 between Kelley-Clarke, Inc., a California corporation ("Sublandlord") and SangStat Medical Corporation, a Delaware corporation ("Subtenant") with reference to the following facts:

     A. Pursuant to that certain Lease Agreement dated November 28, 1988, as amended on February 26, 1990 ("First Amendment"); May 1, 1990 ("Second Amendment"); May 5, 1992 ("Third Amendment"); and January 18, 1995 ("Fourth Amendment") between TriNet Essential Facilities X, Inc. ("Landlord") and Kelley-Clarke, Inc., as Tenant (collectively Master Lease"), a copy of which is attached hereto as Exhibit A and made a part hereof, Sublandlord leased from Landlord and Landlord leased to Sublandlord approximately 44,000 rentable square feet of space (the "Master Lease Premises") which consists of the' building located at 6300 Dumbarton Circle, Fremont, California ("Building").

     B. Subtenant desires to sublet from Sublandlord the Master Lease Premises as more particularly set forth in Exhibit B attached hereto and made a part hereof ("'Subleased Premises"), and Sublandlord does hereby sublet the same to Subtenant upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree as follows:

1 - Sublease. Sublandlord does hereby sublease and demise to Subtenant, and Subtenant does hereby hire and take from Sublandlord, all of the Subleased Premises subject to: (i) the covenants, agreements, terms, provisions and conditions of this Sublease for the term hereinafter stated; and (ii) the covenants, agreements, terms, provisions and conditions of the Master Lease. Subtenant hereby acknowledges receipt of the Master Lease attached hereto as Exhibit A. Sublandlord represents to Subtenant that the copy of the Master Lease attached hereto is true and correct and that there are no amendments or modifications to such document other than as so attached. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

2.Term.

     A. The term of this Sublease ("Term") shall commence on June
1, 1999 (the "Commencement Date") and shall end June 30, 2005, or on such earlier date upon which said Term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Sublease, the Master Lease, or pursuant to law. The parties shall use their best efforts to execute all requisite documents as expeditiously as possible.

     B. Subtenant shall have the right of access to the Subleased Premises, subject to all of the provisions of this Sublease, other than payment of base rent and Additional Rent (as defined in Section 4-B. below), at any time between the date of Landlord consent to this fully executed Sublease and the Commencement Date for the purposes of performing measurements and space planning and any construction of Alterations (as defined in Section 7.B. below), provided that Subtenant shall give Sublandlord reasonable prior notice in advance of accessing the Subleased Premises.

I       Use. Subtenant shall use the Subleased Premises for office, administration, R&D and distribution of products related to the transplant industry and otherwise in conformance with allowable uses under the Master Lease.

4.      Rent.

     A. Subtenant shall pay Sublandlord as monthly base rent for the Subleased Premises on the first (1st) day of each calendar month during the Term of this Sublease according to the following schedule:

                            Monthly NNN
           Months               Rent
          ---------         ------------
            1-12             $31,739.45
            13-24            $39,939.45
            25-36            $47,489.45
            37-48            $64,939.45
            49-60            $67,139.45
            61-73            $69,339.45

The base rent for June 1999 shall be due and payable on the mutual execution of this Sublease. The base rent for October, November and December 1999 shall be paid in full on October 1, 1999. All rent shall be payable, in advance, without any offset, deduction, or abatement, except as otherwise set forth in this Sublease. The base rent shall be a triple net rent, and Subtenant shall also be fully responsible for "Additional Rent" assessed against the Subleased Premises pursuant to Section 4.B. below.

     B. Subtenant shall also pay to Sublandlord all "Additional
Rent"' for the Subleased Premises for each calendar month of the Term within ten (10) business days after delivery by Sublandlord of invoices evidencing "Additional Rent". If Subtenant fails to reimburse
Sublandlord for "Additional Rent" within such ten (10) business day period, Subtenant shall also pay interest on such amount at ten percent (10% per annum) from the date due until paid. "Additional Rent" shall consist of Subtenant's share prorated, based on actual square footage on which Subtenant is obligated to pay rent as set forth in the table below, of all payments which Sublandlord is required to pay to Master Landlord for Real Property Taxes and Common Maintenance Costs pursuant to Articles 7 and 8 of the Master Lease and any delinquent charges due and payable by Subtenant to Sublandlord. For purposes herein, "Rent' shall include all monthly base rent, security deposit, and Additional Rent.

Subtenant's occupancy schedule shall be as follows:

Months                                       Square Feet
1-12                                            28,000
13-24                                           32,000
25-36                                           35,000
37-48                                           44,000
49-60                                           44,000
61-73                                           44,000

5. Incorporation of Master Lease. Except to the extent that they are inapplicable to, or modified by, or excluded by, the terms of this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Master Lease are hereby incorporated into and made a part of this Sublease. Except to the extent that they are inapplicable to, or modified by, the terms of this Sublease, the rights and obligations contained in the Master Lease are hereby imposed upon the respective parties hereto, Sublandlord being substituted for "Lessor" named in the Master Lease, Subtenant being substituted for the "Lessee" named in the Master Lease, and "Subleased Premises" being substituted for the "Premises" named in the Master Lease, except for Articles I, Sections 1. 1, 1.2, 1.4, 1.5 and 1.6, Article 4, Article 5, Sections 6. 1 and 6.2,
Article 16, Section 30.2, Article 32, Article 47, Article 48, Section 50.12, Exhibit C, the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, except Section 4 as so excluded, inapplicable or modified, all acts and obligations to be performed and all of the terms and conditions to be observed by Sublandlord as Lessee under the Master Lease with respect to the Master Lease Premises shall be performed and observed by Subtenant with respect to the Subleased Premises.

6. Subordination Rights to the Master Lease and Ground Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to we underlying Master Lease. If any conflict between the Master Lease and the Sublease occurs, the Master Lease will control, except as inapplicable to, or modified by, the terms of its Sublease or excluded from the incorporation provisions of Section 5 hereof. Subtenant acknowledge and agrees that any termination of the underlying Master Lease pursuant to Subtenant's rights under the Master Lease shall extinguish the Sublease at Landlord's discretion, upon at least thirty (30) days prior written notice to Subtenant, without liability to Sublandlord; provided, however, that such termination is not due to the default of Sublandlord under the Master Lease or to the voluntary surrender by Sublandlord of its rights under the Master Lease.

7.      Condition of Subleased Premium.

      A. Sublandlord shall deliver the Subleased Premises in broom clean condition, with all existing improvements in place, including without limitation, the UPS and security system, but shall remove the freezers and kitchen equipment as soon as possible. Sublandlord represents and warrants that the roof, including the structure and membrane, foundations and exterior walls shall be in sound condition and repair as of the Commencement Date. In addition, Sublandlord, at its sole cost and expense, shall deliver all building systems, including but not limited to HVAC, mechanical, plumbing, electrical and elevator in good working condition and repair. Sublandlord shall also provide Subtenant a sixty (60) day discovery period from the Commencement Date, whereby Sublandlord after notice from Subtenant, shall repair and/or replace any broken or inoperable building systems, excluding any damage caused by Subtenant.

      B. Subtenant shall not make or suffer to be made any alterations, additions or improvements (collectively, "Alterations") in, on or to the Subleased Premises without the prior written consent of Sublandlord and Landlord, which shall not be unreasonably withheld or delayed. All Alterations shall be performed in compliance with Article 20 of the Master Lease. The Alterations shall be made by Subtenant, at Subtenant's sole cost and expense, and any contractor or person selected by Subtenant to make the same shall first be reasonably approved by Sublandlord and Landlord. Upon the expiration or sooner termination of this Sublease, Subtenant shall, upon written demand by Landlord (but not Sublandlord), at Subtenant's sole cost and expense, forthwith and with all due diligence, remove any Alterations made by Subtenant, which Landlord requires at the time of its, consent be removed at Sublease expiration: provided, however, Subtenant shall have no obligation to reconstruct any of Sublandlord's improvements that were demolished as part of its Alterations, and Sublandlord shall remain solely responsible, at its cost, for removing the Special Improvements and Additional improvements (as defined in the Master Lease). Finally, Sublandlord shall cooperate with Subtenant and use good faith efforts to acquire Landlord's consent to any Alterations.

       C. The general terms and conditions regarding Subtenant's construction of its Alterations shall be governed by the terms of the Master Lease; provided, however, that: (i) there shall be no specified subcontractors unless Subtenant approves such subcontractor and the party requesting such subcontractor agrees to pay any additional costs; (ii) neither Sublandlord nor Landlord shall charge a construction management fee; and (iii) if performance or payment bonds are required by Sublandlord and/or Landlord, they would be at such party's expense.

9. Insurance. Subtenant, at its sole cost and expense, shall obtain and keep in full force and effect during the entire term of this Sublease such insurance, and in such amounts, as are required under Sections 10.5,
11.1 and 12.1 of the Master Lease. Sublandlord and the Landlord shall be named as additional insured parties under any such policy of insurance. Subtenant and Sublandlord shall each obtain from their respective insurers hereof a waiver of all rights of subrogation as set forth in Section 14.1 of the Master Lease and the other waivers contained in Section 14.2 of the Master Lease shall apply as between the Subtenant and Sublandlord.

10. Security deposit. Upon execution hereof, Subtenant shall deposit with Sublandlord Sixty Nine Thousand Three Hundred Thirty Nine and 45/100 Dollars ($69,339.45) in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant is in default after passage of the applicable notice and cure provision, the remaining balance of the security deposit shall be immediately due and payable.

If Subtenant fails to pay Rent. Additional Rent or other expenses due hereunder or otherwise defaults with respect to any of this Sublease, Sublandlord may draw upon, use, apply or retain all or any portion of the security deposit for the payment of any Rent. Additional Rent, or other expenses in default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any out-of-pocket expenses which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the security deposit, then Subtenant shall within ten (10) business days after written demand therefor, deposit cash with Sublandlord in the amount required to restore the security deposit. If at the end of the Sublease Term, Sublandlord shall return to Subtenant that portion of the security deposit which has not been applied by Sublandlord pursuant to this Section 10, or which is not otherwise required to cure Subtenant's defaults. Notwithstanding the foregoing, Sublandlord shall give Subtenant five (5) business days' prior written notice prior to Sublandlord drawing upon or using in any manner the security deposit.

11. Notices. All notices and other communications which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address as such party shall have last designated by notice to the other party in the manner herein provided. Notices and communications to Sublandlord shall be sent to:

Sublandlord:
For Mail Purposes:                    For Delivery Purposes:
Kelley Clarke, Inc                    Kelley Clarke, Inc
P.O. Box 5558                         1470 S. Valley Vista Ave., Suite 200
Diamond Bar, CA  91765-7558           Diamond Bar, CA 91765-7558
Attn: President                       Attn: President

Subtenant:
SangStat Medical Corporation
6300 Dumbarton Circle
Fremont, CA 94555
Attn: Ralph Levy

Notices and commununications to Subtenant shall be sent to the Subleased Premises. Notices and other communications shall be deemed given on the date so mailed.

12. Amendments. Sublandlord and Subtenant shall not amend in any respect this Sublease unless such is in writing and signed by both parties.

13. Consent. This Sublease shall be subject to the consent by Landlord to the terms and conditions of this Sublease, w1ucti shall not become effective unless and until such consent is executed and delivered by such parties.

If Landlord fails to consent to this Sublease within thirty (30) days of the date of this Sublease, the Sublease shall automatically terminate and neither party shall have any continuing rights against or obligations to the other with respect to the Subleased Premises or this Sublease, except that Sublandlord shall return to Subtenant all advance rents and security deposits paid by Subtenant to Sublandlord.

14.     Indemnification.

     A. Subtenant shall indemnify, defend, protect and hold harmless Sublandlord and Sublandlord's officers, directors, agents and employees (collectively, Sublandlord's Parties") from and against all liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either: (i) the negligence, willful misconduct, or breach of this Sublease by Subtenant or Subtenant's officers, directors, agents or employees (collectively "Subtenant's Parties"); (ii) the use of the Subleased Premises by Subtenant or Subtenant's Parties; (iii) the construction of the Alterations or any claims for work or labor performed, or for materials or supplies furnished to or at the request of Subtenant in relation thereto; or (iv) the use, release or disposal of Hazardous Materials by Subtenant or Subtenant's Parties in, on or about the Subleased Premises: provided, however, that the indemnification provided in this Section 14-A. shall not apply to the extent that any liability, cost, damage or expense arises from the negligence, willful misconduct, or breach of this Sublease by Sublandlord or Sublandlord's Parties.

     B. Sublandlord shall indemnify, defend, protect and hold harmless Subtenant's Parties from and against all liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either (i) the negligence, willful misconduct, or breach of this Sublease or the Master Lease by Sublandlord or Sublandlord's Parties;
(ii) the use of the Master Lease Premises by Sublandlord or Sublandlord's Parties; or (iii) the use, release or disposal of Hazardous Materials by Sublandlord or Sublandlord's, Parties in, on or about the Subleased Premises; provided, however, that the indemnification provided in this
Section 14-B. shall not apply to the extent that any liability, cost, damage or expense arises from the negligence, willful misconduct, or breach of this Sublease by Subtenant or Subtenant's Parties.

     C. The terms of this Section 14 shall survive the expiration or termination of this Sublease.

15.     Miscellaneous.

A. Subtenant shall be entitled to use, on an exclusive basis and free of charge, 167 parking stalls available for use by Sublandlord for the Subleased Premises as set forth in the Master Lease.

B. This Sublease may be executed in counterparts each of which when executed shall constitute but one original, and all of which together shall constitute a single agreement.

C. Sublandlord shall remove its existing signs, at its sole expense, as soon as possible after mutual execution of the Sublease. Subtenant shall have the right, at its sole cost and expense, to install: (i) door signage at the entrance to the Premises; (ii) multiple Building Signage; and (iii) monument signage on Dumbarton Circle. All signage shall be subject to the terms of the Master Lease and the consent of Sublandlord, Landlord and the City of Fremont.

E. Sublandlord and Subtenant represent and warrant that they have negotiated this Sublease directly with Colliers Parrish
("Colliers") and Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company) (collectively "Brokers"). Sublandlord shall pay the Brokers a commission pursuant to a separate written agreement with each broker. Subtenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Subtenant in connection with this Sublease. Each party shall hold the other harmless from and indemnify and defend the other against any and all claims by any real estate broker or salesman other than the Brokers identified above claiming to represent that party for a commission, finders fee or other compensation as a result of each party entering into this Sublease.

F. By consenting to this Sublease, in the event the Sublease is terminated for any reason during the term of this Sublease, Landlord agrees that, so long as Subtenant is not in default under the terms of the Sublease, the right of Subtenant to retain possession of the Subleased Premises shall not be distributed and Subtenant leasehold interest in the Subleased Premises shall not be extinguished, subject to all of the terms, covenants and conditions of this Sublease and such terms, covenants and conditions of the Master Lease as are expressly incorporated into this Sublease by reference thereto.

G. Sublandlord represents to Subtenant the following: (i) that the Master Lease is in full force and effect and that, to the best of Sublandlord's knowledge, no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, and to the best of Sublandlord's knowledge, the Landlord thereunder; and (ii) to the best of Sublandlord's knowledge, there are no hazardous materials present in, on or about the Subleased Premises. Sublandlord agrees to maintain the Master Lease, in full force and effect except to the extent its failure to maintain the Master Lease is due to the failure of Subtenant to comply with its obligations under this Sublease, provided Subtenant receives prior written notice from Sublandlord as required by the Master Lease. During the Term, Sublandlord shall not enter into any amendment of the Master Lease that during the initial term, would materially diminish Subtenant's rights or materially increase Subtenant's obligations hereunder.

H. The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.


IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of this date first above written.


"SUBLANDLORD"                           "SUBTENANT"

KELLEY-CLARKE, INC                      SANGSTAT MEDICAL CORPORATION,

a California corporation                a Delaware corporation


By: ___________________                 By: ___________________

Its: ____________________               Its: ____________________

                        ARDENWOOD CORPORATE COMMONS
                            KELLEY-CLARKE, INC.

                            FREMONT, CALIFORNIA

                       ARTICLE 1. - SALIENT LEASE TERMS

THIS LEASE is dated for reference purposes only this 1st day of September, 1988.

1. 1    Rent            KAISER DEVELOPMENT COMPANY
        Payment:        c/o Bedford Properties, Inc.
                        P. 0. Box 1267
                        Lafayette, CA 94549

1.2     Parties         Lessor: KAISER DEVELOPMENT' COMPANY
        and             c/o Bedford Properties, Inc.
        Notice          3470 Mount Diablo Boulevard, Suite A200
        Addresses:      Lafayette, CA 94549

                        Lessee: KELLEY-CLARKE, INC
                        a California corporation
                        30740 Santana Street
                        Hayward, CA 94540-4801 until commencement, thereafter, at the Leased Premises
                        (Section 4 9. 12)

1.3     Premises:   (A)     Name and Location of Complex:
                            Ardenwood Corporate Commons
                            Fremont, California
                    (B)     Leased Premises:
                            Dumbarton circle
                            Fremont, California
                    (C)     Approximately 44,000 square feet of
                            Rentable Area on approximately 2.399 acres of land area.
                              (Section 3-2)

1.4 Term:           (A)     Initial Term: 120 Months
                    (B)     Options to Extend: Two at Five years each
                               (Section 4. 1)

1.5 Rent:  Minimum Monthly Rent
                    (A)     Commencement through 60th lease month:See Article 6
                    (B)     Balance of Initial Term: 1.1699 x Beginning Rent
                    (C)     Each extended Term: 90% of fair market value.
                           (Section 6.1)
1.6 Security Deposit:    Fifty Thousand Dollars ($50,000)
                             (Section 16. 1)

1.7     Use:   Premises used solely for general office purposes (including, however, a test kitchen and storage area which in the aggregate, may not exceed 5,000 square feet.)

                (Section 17. 1)

1.8     Initial 1.3%
        Pro Rata%               (Section 8.3)

1.9     Declaration of
        Restrictions:

                      Date Recorded:  Series Number

Original            March 30, 1984      84-062367
Modified            June 29, 1984       84-127903
Modified            May 28, 1985        85-061691
Modified            October 1, 1986     86-241538
Modified            March 12, 1987      87-069602

Two amendments of the Restrictions are to be recorded in the form substantially as attached hereto as Exhibit "H".
(Section 3.4)

1.10    Contents: This Lease consists of:
        Pages 1 through 46
        Sections-1 through 50.16
        Exhibits:
          A. Legal Description of Leased Premises
          B. Plot Plan of Leased Premises
          C. Construction Obligations
          D. Acknowledgment of Rent and Commencement of Term
          E. Plot Plan of Complex
          F. Lessee's Sign
          G. Rental Reimbursement Agreement
          H. Declaration of Restrictions
          I. Purchase Agreement
          J. Hazardous Materials Report
          K. Memorandum of Lease
          L. Quitclaim Deed
          M. First Offer Area

The above terms are incorporated in this Lease as indicated above and referenced herein.


ARTICLE 2. DEFINITIONS

      2.1 "Building": The structure or structures upon the Leased Premises which is completely enclosed by walls and a roof.

              "Commencement of Construction": The date upon which the trenching for foundations of the Building is commenced, in the case of Lessor's work under Exhibit "C"; or in the case of a repair or reconstruction in event of a casualty, the date upon which the general building contractor commences work under the terms of its building contract.

              "Commencement Date": See Section 4.1.

              "Common Maintenance Areas": See Section 8.1.

              "Common Maintenance Costs": See Section 8.4.

              "Complex": See Section 3.2.

              "Hazardous Materials":See Section 18.3.

              "Lease Month": Any calendar month, or portion thereof following the commencement hereof, which period is included the Term.

              "Leased Premises": The real property, land and improvements thereto leased to Lessee hereunder.

              "Lessee Delay": : Any delay in delivery of the premises by Lessor following substantial completion of Lessor's work specified in Exhibit "C", as a result of design decisions, revisions or additional work or preparation of plans by Lessee or its agents.

              "Major Uninsured Casualty": A casualty not covered by the insurance required to be obtained by Lessor pursuant to Section 10.2, (whether or not Lessor has obtained such insurance) , the cost for repair of which exceeds $l00,000 in Lessor's sole good faith judgement.

              "Occupant": Any party with a possessory right to occupy any premises within the complex, including without limitation, owners, tenants, subtenants or licensees.

              "Permissible Delay ":Any delay in the performance of any covenant under this Lease, which delay results from strikes, walkouts, riots, shortages of materials, governmental regulations, acts of God, inclement weather, fire, flood or other casualty, or other causes, other than financial causes, beyond the reasonable control of the party obligated to perform the task.

              "Rent": Minimum Monthly Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

              "Rentable Area": The area within Building(s) measured to the inside finished surface of the dominant portion of the permanent outer Building walls without deduction.

      "Restrictions": See Section 3.3.

              "Structural": Any portion of the Leased Premises or Complex or Building which provides bearing support to any other integral member of the Leased Premises, including by limitation the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Lessor.

              "Substantial Completion": Completion of construction work to a degree that occupancy can occur without material impairment of Lessee's ability to conduct the business operations intended to be conducted within the Leased Premises.

      "Taxes or Real Estate Taxes": See Section 7.1.

              " Term": The term of the Lease as specified in Article 4 hereof, including any partial month at the commencement of the Term.

              "Total Project Costs": Same definition as for Construction Costs as defined in Exhibit "C".

      "Transfer": See Section 9.2.

              "Usable Area": The number of square feet computed by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the permanent outer Building walls. No deductions shall be made for the columns and projections necessary to the Building.

ARTICLE 3.      PREMISES

      3.1 Demising Clause. Lessor hereby leases to Lessee, and Lessee hires from Lessor a portion of the Complex as hereinafter defined.

      3.2 Description. The "Complex" consists of those parcels of real property originally held in common ownership with, and contiguous to, the parcel of which the Leased Premises forms a part, which is referenced in
Section 1.3(A) and delineated in Exhibit "F" attached hereto and made a part hereof by reference. The premises leased herein are described in
Section 1.3(B) and Exhibit "A" and delineated on Exhibit "B", which is attached hereto and made a part hereof by reference, consisting of the approximate amount of square footage as specified in Section 1.3(C) hereof. Lessor reserves the area beneath and above the Leased Premises and the use thereof together with the right to install, maintain, use, repair and replace underground pipes, ducts, conduits and wires leading through the Leased Premises serving other parts of the Complex, so long as such items are concealed and Lessor uses reasonable efforts to minimize interference with Lessee's business operations in the Leased Premises. Such reservation in no way affects the maintenance obligations imposed herein.

      3.3 Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Lessee agrees that as to its leasehold estate, Lessee and all persons in possession or holding under Lessee, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the property (hereinafter the "Restrictions"). This
Lease is subordinate to the restrictions and any amendments or modifications thereto. Any amendments, modifications or additional Restrictions effectuated after the date hereof, in order to govern this Lease, must have been subject to Lessee's prior written consent which may not be unreasonably withheld or delayed.

      3.4 Declaration of Restrictions. The Leased Premises are or will be subject to a Declaration of Restrictions as referenced in Section 1.9 hereof.

ARTICLE 4.      TERM

      4.1     Commencement Date.

                      (a) The Term shall commence on the earlier of: (i) ten
(10) days following the date Lessor notifies Lessee of the Substantial Completion of its construction obligations described in Exhibit "C" to this Lease provided a Certificate of Occupancy has been issued; and (ii) when Lessee occupies the Leased Premises for the purpose of conducting business. The Term shall continue for the period of months specified in
Section 1.4 of the Lease, plus the portion of a calendar month, if any, immediately following commencement.

                      (b) If despite Lessor's diligent efforts Lessor's work upon the Leased Premises improved in accordance with the provisions of Exhibit "C" are not substantially completed by a date which is 300 days following the date of the issuance of the building permit to the Lessor for construction of the Lessor's work specified in Exhibit "C" (the "Estimated Completion Date") , provided that said date shall be extended for period equal to the time construction has been delayed due to Permissible Delays, then, in such event, for each day of such further delay caused by Lessor, Lessee shall be credited with an amount equal to a sum derived by dividing the Minimum Monthly Rent at commencement of the Term by 30, which credit shall be applicable to Tenant's Minimum Monthly Rent obligation. However, for each day of delay beyond the Estimated Completion Date caused by Lessee Delay, Lessee shall pay additional rent to Lessor computed in the same manner which shall be payable with the first regular installment of Minimum Monthly Rent. However, any such delay, whether caused by Lessee or Lessor, shall be subject to a 5 day period during which the culpable party shall not be responsible for the remedies herein above described. In no event, however, shall extensions resulting from Permissible Delay exceed 180 days. Each party shall notify the other of any delays caused by the other party within a reasonable time following the first party's knowledge of the delay. However, failure to notify shall not constitute a waiver of the rights of either party hereunder arising as a result of the delay.

              (c) If the Term has not commenced within three (3) years from date of execution hereof, it shall be automatically terminated.

      4.2 Acknowledgment of Commencement. After delivery of the Leased Premises to Lessee, Lessee shall execute a written acknowledgement of the date of commencement and the agreed upon rent in the form attached hereto as Exhibit "D" and by this reference it shall be incorporated herein.

      4. 3    Option to Extend the Term-Negotiated Rental-Three
Arbitrators

              (a) Notice of Exercise. Lessee hall have the right to extend the initial term hereof for two (2) additional and consecutive, periods of five (5) years each upon the same terms and conditions as stated herein, except for Minimum Monthly Rent and further, except that the number of additional periods shall be reduced by one for each extension that is exercised. Each such extension is herein referred to as "Extended Term." Failure to timely exercise any extension option hereunder shall cause all subsequent options to immediately become null and void. Lessee must exercise its right, if at all, by written notification (the "Notice of Exercise") to Lessor not less than three hundred sixty (360) days prior to the expiration of the initial term hereof, or the then current Extended Term, if any, provided that Lessee has not caused a Notice of Default under the provisions of Article 26 to be sent to it by Lessor at least five (5) times during the initial term (in the case of exercise of the First Option to Extend) or three (3) times during the first Extended Term (in the case of exercising the Second Option to Extend.)

              (b) Options Are Personal. The options to extend granted herein are personal to the original Lessee executing this Lease, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Section 4.3 are not assignable or transferable by such original Lessee except in connection with an assignment made pursuant to Section 9.3(c). However, a sublease shall not invalidate Lessee's rights hereunder. Lessor grants the rights contained herein to Lessee in consideration of Lessee's strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

              (c) Fair Market Rental. If Lessee exercises the right to extend the Term, then the Minimum Monthly Rent shall be adjusted to be equal to ninety per cent (90%) of the Fair Market Rental for the premises as of the date of the commencement of each such Extended Term, pursuant to the procedures hereinafter set forth. The term "Fair Market Rental" means the Minimum Monthly Rent chargeable for the Leased Premises based upon the following factors applicable to the Leased Premises or any comparable premises:

                      (i) Rental rates being charged for comparable premises in the same geographical location.

                     (ii) The relative locations of the comparable premises

                    (iii) Improvements, or allowances provided for improvements, or to be provided, or the lack thereof.

                     (iv) Rental adjustments, if any, or rental concessions.

                      (v) Services and utilities provided or to be provided.

                     (vi) Use limitations or restrictions.

                    (vii) The age of the building.

                   (viii) That no brokerage commissions are payable.

                     (ix) Any other relevant Lease terms or conditions.

In no event, however, shall ninety per cent (90%) of the Fair Market Rental be less than the Minimum Monthly Rent in effect immediately prior to the commencement date of the Extended Term in question. The Fair Market Rental evaluation may include provision for further rent adjustments during the Extended Term in question if such adjustments are commonly required in the market place for similar types of leases.

              (d) Determination of Fair Market Rental. Upon exercise of the right to extend the term, and included within the Notice of Exercise, Lessee shall notify Lessor of its opinion of Fair Market Rental as above defined for the Extended Term. However, in no event shall Lessor be obligated to join any such discussions, nor shall any appraisal or Arbitration described herein commence prior to three hundred sixty-five
(365) days before the expiration of the then current Term. If the parties are unable to agree upon a Minimum Monthly Rent for the Extended Term within thirty (30) days thereafter, then, within ten (10) days after the expiration of such period, either party at its own cost and expense and by giving notice to the other party in writing, may appoint a real estate appraiser who is a Member of the Appraisal Institute, or Society of Real Estate Appraisers, or an equivalent professional organization, with at least five (5) years' experience appraising properties devoted to the same general type of use (e.g. office) as the Leased Premises in the county in which the Leased Premises are located, ("Qualified Appraiser"), to set the Minimum Monthly Rent for the Extended Term. The terms "Minimum
Monthly Rent" and ninety per cent (90%) of the "Fair Market Rental" as used in this article shall be interchangeable. If a party does not appoint a Qualified Appraiser within ten (10) days after the first party has given notice of the name of its Qualified Appraiser, the single Qualified Appraiser appointed shall be the sole appraiser and shall set the Fair Market Rental for the Extended Term. If two Qualified Appraisers are appointed by the parties, they shall meet promptly, on five (5) days' notice to the parties, to take such evidence and other information as the parties may deem reasonable to submit to the Qualified Appraisers. Within thirty (30) days after the selection of the last of the two Qualified Appraisers to be appointed by the parties, the Qualified Appraisers shall render their opinions of the Fair Market Rental of the premises as above qualified. If the two valuations are within ten per cent (10%) of each other, they shall be averaged and ninety per cent (90%) of the average of the two shall be the Minimum Monthly Rent for the Extended Term. If only one appraisal is timely submitted, ninety per cent (90%) of that appraisal shall constitute the Minimum Monthly Rent for the Extended Term. If the two valuations are separated by more than ten per cent (10%), then the two appraisers shall, within ten (10) days following the last date for submission of the two appraisals of Fair Market Rental, appoint a third Qualified Appraiser. If they are unable to agree upon a third Qualified Appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days' notice to the other party, may demand Arbitration as specified in Subsection (f) of this Section. If neither party applies for Arbitration within the ten (10) day period herein specified, the two appraisals of value shall be averaged as stated above.

              (c) Arbitration. In the event the parties are unable to mutually agree upon a Minimum Monthly Rent for the Extended Term, and in such event proceed to the Appraisal or Arbitration procedure herein specified, both parties shall be bound to submit the matter for such determination. The procedure specified in this Article for appointment of Qualified Appraisers, delivery of appraisals, appointment of an Arbitrator, and determination of Fair Market Rental Value thereby is herein collectively referred to as "Arbitration." The Arbitration shall be conducted and determined in the County where the Leased Premises are situated. If the Arbitration is not concluded before the commencement of the Extended Term, Lessee shall pay Minimum Monthly Rent to Lessor in an amount equal to ninety per cent (90%) of the Fair Market Rental set forth in the appraisal by Lessor's Qualified Appraiser until the Fair Market Rental is determined in accordance with the Arbitration provisions hereof. If the Fair Market Rental as determined by Arbitration differs from that stated by Lessor's Qualified Appraiser, then any adjustment required to correct the amount previously paid by Lessee shall be made by payment by the appropriate party within thirty (30) days after the determination of Fair Market Rental by Arbitration has been concluded, as provided herein. Lessee shall be obligated to make payment during the entire Extended Term of the Minimum Monthly Rent determined in accordance with the Arbitration procedures hereunder.

              (f) Demand for Arbitration. A party demanding Arbitration hereunder shall make its demand in writing ("Demand Notice") within ten
(10) days after the delivery of the last of the two appraisals presented by the Qualified Appraisers as specified in Subsection (d) above. A copy of the Demand Notice shall be sent to the Presiding Judge of the Superior Court of Alameda County. The Presiding Judge, is hereinafter referred to as the "Appointer". The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a Qualified Appraiser. The Arbitrator shall be qualified to serve as an expert witness, over objection, and to give opinion testimony addressed to the issue in a court of competent jurisdiction.

              (g) Decision of the Arbitrator. As used herein, the term Arbitrator refers to a third Qualified Appraiser, selected by any of the methods heretofore set forth. The Arbitrator shall, within ninety (90) days after his appointment, state in writing his determination as to whether the Fair Market Rental stated by Lessor's Qualified Appraiser or the Fair Market Rental stated by Lessee's Qualified Appraiser, most closely approximates his own. The Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator may not state his own opinion of Fair Market Rental, but is strictly limited to the selection of one of the two appraisals submitted by the other two Qualified Appraisers. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuation, and shall have no power to modify this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute his decision. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party.

              (h) Successor Arbitrator; Fees and Expenses. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder. The fees and expenses of the Arbitrator and for the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses including fees of witnesses in presenting evidence, and the fees and cost of its own Qualified Appraiser.

              (i) Recission. Within ten (10) days following the date that the Minimum Monthly Rent for the ensuing option period is established by the procedures herein, Lessee may, by written notice to the Lessor, elect to rescind its exercise of the option in which case the Lease term shall expire on the expiration of the then current Term.

ARTICLE 5.      PRE-TERM POSSESSION

      5.1 Conditions of Entry. Lessor may notify Lessee when the Leased Premises are ready for Lessee's fixturing or Lessee's work, which may be prior to Substantial Completion by Lessor. Lessee may thereupon enter the Leased Premises for such purposes at its own risk, to make such improvements as Lessee shall have the right to make, to install fixtures, supplies, furniture and other property. Lessee agrees that it shall not in any way interfere with the progress of Lessor's work by such entry. Should such entry prove an impediment to the progress of Lessor's work, in Lessor's judgment, Lessor may demand that Lessee forthwith vacate the Leased Premises until such time as Lessor's work is complete, and Lessee shall immediately comply with this demand.

During the course of any pre-term possession, whether such pre-term period arises because of an obligation of construction on the part of Lessor, or otherwise, all terms and conditions of this Lease, except for rent and commencement, shall apply, particularly with reference to indemnity by Lessee of Lessor under Article 14 herein for all occurrences within or about the Leased Premises.

ARTICLE 6       MINIMUM RENT

      6.1 Payment. Lessee shall pay to Lessor at the address specified in Section 1.1, or at such other place as Lessor may otherwise designate, as "Minimum Monthly Rent" for the Leased Premises the amount specified in Section 1.5 hereof, payable in advance on the first day of each month during the Term. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly.

All payments of Minimum Monthly Rent (including sums defined as rent in Section 27.2) shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.

      6.2     Calculation of Minimum Monthly Rent.

              (a) The Minimum Monthly Rent shall be calculated as follows:

                      (i) Total Project Costs, as that term is defined in Exhibit "C" hereto, exclusive of land costs, shall form the basis of the calculation of Minimum Monthly Rent.

                     (ii) Total Project Costs shall be multiplied by ten per cent (10%) and the product thereof divided by .97.

                    (iii) The quotient derived in (ii) above shall be divided by twelve to arrive at the Minimum Monthly Rent at commencement of the Term.

              (b) At least ten (10) days prior to the date when the first payment of Minimum Monthly Rent is due hereunder, Lessor shall estimate Total Project Costs, make the calculation of Minimum Monthly Rent on an estimated basis in writing, and forward the same to Lessee. Lessee shall pay the Minimum Monthly Rent so estimated until a final determination of initial Minimum Monthly Rent, as hereinafter described, is established.

              (c) Within ninety (90) days following the Commencement Date, Lessor shall deliver to Lessee an itemized accounting of Total Project Costs. Within thirty (30) days thereafter Lessee may, at its option, have Total Project Costs audited by Lessee's independent certified public accountant. If Lessee's calculation of Total Project Costs and Lessor's calculation thereof differ, Lessee shall submit its calculation thereof in writing to Lessor within the thirty (30) day examination period specified in the preceding sentence. The parties shall negotiate in good faith to resolve their differences within fifteen (15) days following the date of Lessee's notice to Lessor of Lessee's determination of Total Project Costs. If the parties are unable to resolve their differences within this period, the matter may be submitted by either party to the public accounting firm of Peat, Marwick & Mitchell who shall make a final determination within sixty (60) days thereafter. Upon establishment of the Minimum Monthly Rent, should there be a difference from that estimated by Lessor as stated in (b) above, the Lessor shall pay, if the determination so establishes, the due sum for any overpayment received from Lessee during the period of the determination of Total Project Costs, within ten
(10) days after the final determination thereof in accordance with the terms of this paragraph. Upon establishment of the Minimum Monthly Rent, the parties, on request of either party, shall amend this Lease to so state the established initial Minimum Monthly Rent. If it is established by the process specified in this Section 6.2(c) that Lessor has overstated Project Costs by more than $100,000.00, Lessor shall pay the reasonable cost of Lessee's certified public accountants who perform Lessee's audit.

      6.3     Rent Adjustment. The Minimum Monthly Rent as established in
Section 6.2 above shall be effective from the Commencement Date through the sixtieth (60th) Lease Month, commencing with the first (1st) day of the sixty first (61st) Lease Month the Minimum Monthly Rent shall be increased by multiplying the Minimum Monthly Rent established in the preceding Section 6.2 by 1.1699. At such time, either party may require that another Lease amendment be executed setting forth the newly established Minimum Monthly Rent for the balance of the initial term. The Minimum Monthly Rent for any Extended Term has been provided for in
Section 4.3 hereof.

      6.4 Late Payment. If during any twelve (12) month period Lessee fails on more than one occasion to make any payment of Minimum Monthly Rent to Lessor within five (5) days following receipt of written notice from Lessor that such is due, then Lessor may, by giving written notice to Lessee, require that Lessee pay the Minimum Monthly Rent to Lessor quarterly in advance. Having been caused to commence quarterly payments under the provisions of this section, should Lessee thereafter make its quarterly rental payments on or before the first business day of each quarter for eight (8) consecutive quarters, thereafter Lessee's rental payment schedule shall revert to monthly periods.

ARTICLE 7       TAXES

     7.1 Definition. In this Article 7 the terms "Real Property Taxes" and "Taxes" are used interchangeably. "Real Property Taxes" as used in this Lease shall include all Real Property Taxes on the Building, the Leased Premises, the land on which the Building is situated, and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Leased Premises, whether or not now customary or within the contemplation of the parties to this Lease. "Taxes" also shall include the reasonable cost to Lessor of contesting the amount, validity, or applicability of any Taxes mentioned in this Section. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than any tax which may be levied upon or against the general net income or profits of Lessor or its successors or assigns, inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises in the real property of which the Leased Premises are a part, as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee, of the Leased Premises or any portion thereof, the Building, or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes.

      7. 2    Assessments. With respect to any general or special
assessments which may be levied upon or against the Leased Premises, the Building, the Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and which may be paid in annual or semi-annual installments, only the current amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Lessee is responsible hereunder.

      7.3 Payment. Lessee shall pay to the Lessor at least thirty (30) days prior to the date when such Taxes would be delinquent but not prior to ten (10) days following notice from Lessor of the amount due, all Real Property Taxes as hereinabove defined applicable to the Leased Premises or arising under section 7.1 above.

      7. 4    Estimated Payments. If required by Lessor's lender Lessor may, at its option, estimate the amount of Taxes next due and collect from Lessee on a monthly or quarterly basis, at Lessor's option, the amount of Lessee's estimated tax obligation. On or before March 1 of each year during the Term, Lessor shall provide Lessee with a reconciliation of Lessee's account with respect to such estimated tax payments. In event it is established upon such reconciliation that Lessee has not paid sufficient amount in estimated tax payments to cover its pro rata share for the year in question, Lessee shall pay to Lessor the full amount of any such shortage within ten (10) days of date of billing. If it is established that Lessee has made an overpayment of its tax obligation upon such reconciliation, Lessee shall receive, at Lessor's option, either a credit applicable to the next ensuing estimated tax payments, or a credit to a tax reserve account to be held by Lessor for application to sums due in respect of reassessment or escape assessments applicable to the period in question, but yet to be billed.

      7.5 Personal Property Taxes. Lessee shall pay prior to delinquency all Taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Leased Premises or elsewhere. When possible, Lessee shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor Taxes attributable to Lessee within ten
(10) days after receipt of a written statement setting forth the Taxes applicable to Lessee's property, including an explanation of the calculation of the sum due from Lessee.

      7.6 Net Rent. It is the intention of Lessor and Lessee that the rental received by Lessor be net of any Taxes of any sort to be paid by Lessor, subject to the exclusions stated in Section 7.1.

In the event it shall not be lawful for Lessee to reimburse Lessor for any of the Taxes covered by this Article, the Minimum Monthly Rent payable to Lessor under the terms of this Lease shall be increased by the amount of the portion allocable to Lessee so as to net to Lessor the amount which would have been receivable by Lessor if such tax had not been imposed.

ARTICLE 8.      COMMON MAINTENANCE

      8. 1    Definition of Common Maintenance Areas. The term "Common
Maintenance Areas" as used herein means all areas and facilities within the Complex, but outside the boundaries of any lot within the recorded subdivision which comprises the Complex, including, however, any recorded lot owned by Lessor or an affiliate of Lessor which is used for the general benefit of the Complex, and further including, without limitation, streets (whether public or private), sidewalks, and landscaped areas, all as generally described on Exhibit "E" attached hereto. Exhibit "E" is tentative and Lessor reserves the right to make alterations thereto from time to time, and to exclude areas of other parcels in the Complex, in Lessor's sole judgment, so long as no such alteration or exclusion shall unreasonably interfere with the access to the Leased Premises, nor shall it cause a material interference as a result of the unreasonable activity of the Lessor, with Lessee's use of the Leased Premises as described in
Section 1.7 hereof.

      8.2 Rights and Duties of Lessor. Lessor shall, in a manner it deems proper in its opinion, maintain the Common Maintenance Areas in a manner consistent with similar developments in the area, establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Maintenance Areas to whatever extent required in the opinion of Lessor's counsel to prevent a dedication of any of the Common Maintenance Areas or the accrual of any rights of any person or of the public to the Common Maintenance Areas, close temporarily any of the Common Maintenance Areas for maintenance purposes, and make changes to the Common Maintenance Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon; provided, however, that Lessor shall use diligent efforts to minimize interference with Lessee's business, use and enjoyment of the Common Maintenance Areas and the Leased Premises and Lessor shall not prevent Lessee's access to the Leased Premises. Lessee hereby acknowledges that Lessor is under no obligation to provide security for the Maintenance Areas but may do so at its option.

      8.3 Payment by Lessee. Lessee shall pay to Lessor, as additional rent, its proportionate share of Common Maintenance costs as hereinafter defined, within ten (10) days of receiving a bill therefore from Lessor, but no more frequently than monthly. Lessee's proportionate share (or
"Pro Rata %") shall be that fraction of Common Maintenance Costs the numerator of which is the number of square feet of land area in the Leased Premises and the denominator of which is the gross square footage of land area in all lots, whether or not built upon, within the Complex. Lessee's Initial Pro Rata % of Common Maintenance Costs is stated in Section 1. 8. Lessor may bill Lessee estimated charges in accordance with Section 8.5. Notwithstanding the preceding provisions of this Section 8.3, Lessee's proportionate share as to certain expenses included in Common Maintenance Costs may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other owners or occupants in the Complex to incur such expenses directly rather than have Lessor incur the expense in common for the complex, in such case Lessee's proportionate share of the applicable expense shall be calculated as having as its denominator the gross square footage of land area of all lots in the Complex less the gross leasable area of tenants who have incurred such expense directly. In any case in which Lessee, with Lessor's consent, incurs such expenses directly, Lessee's proportionate share of Common Maintenance Costs will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other occupants in the Complex shall not be charged to Lessee. Nothing herein shall imply that Lessor will permit Lessee or any other occupant of the Complex to incur Common Maintenance Costs. Any such permission shall be in the sole discretion of Lessor, which Lessor may grant or withhold in its sole good faith business judgment.

8.4     Definition of Common Maintenance Costs.

              (a) "Common Maintenance Costs" means all sums (including "Capital Costs" as hereinafter defined and to the extent stated herein) expended by Lessor for the maintenance, repair, replacement and operation of the Common Maintenance Areas, as well as liability insurance premiums, security services for the Complex, Ardenwood Corporate Commons Owners' Association expenses, property taxes on property held for the general benefit of the Complex and a management fee of ten per cent (10%) of Common Maintenance Area costs. Capital Costs are defined as those expenditures which do not normally recur more frequently than at five (5) year intervals in the normal course of operation and maintenance of the Complex. Notwithstanding anything above which may be to the contrary, Common Maintenance Costs shall include a portion of all Capital Costs, representing any costs of capital improvements made by Lessor to the Complex for the purpose of reducing recurring expenses or utility costs and from which Lessee can expect a reasonable benefit, or that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the original construction. The portion thereof to be included each year in Common Maintenance Costs shall be that fraction allocable to the calendar year in question calculated by amortizing. the cost over the reasonably useful life of such improvement, as determined by Lessor, with interest on the unamortized balance at ten per cent (10%) per annum or such higher rate as may have been paid by Lessor for funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law.

              (b) Exclusions from Common Maintenance Costs. The following costs and expenses shall be excluded from the definition of Common Maintenance Costs:

                      (i) Any costs or expense to the extent to which Lessor is paid or reimbursed from any person (other than as payment for Common Maintenance Costs), including, but not limited to, (1) work or services performed for any tenant (including Lessee) at such tenant's cost, (2) the cost of any item for which Lessor is or is entitled to be paid or reimbursed by insurance or otherwise, and (3) increased insurance or Real Estate Taxes assessed specifically to any tenant of the Complex;

                    (ii) The cost of correcting defects in the design, construction, or equipment, or latent defects in any buildings in the complex or on the Common Maintenance Areas in the complex;

                   (iii) The cost of installing, operating and maintaining any athletic or recreation club, provided, however, if Lessor does install and or operate such a facility, Lessee and Lessee's employees may not have the use thereof.

                    (iv) Salaries and bonuses of officers and executives of Lessor;

                     (v) The cost of any work or services performed for any facility other than the Complex;

                    (vi) Repaving or resurfacing costs of the parking and driveway areas except to the extent the charges included are based on an amortization of such costs over the reasonably useful life of the work done at an interest rate equal to the prime rate chargeable by Bank of America to its best customers plus 1%, adjusted annually not to exceed the maximum that may be charged under law and then only if such repaving or resurfacing is not due to negligent construction of the parking and driveway;

                   (vii) Interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

                  (viii) Any fees, costs and commissions incurred in procuring or attempting to procure other tenants including brokerage commissions, finders' fees, attorneys' fees, entertainment costs and travel expenses;

                    (ix) Any costs representing an amount paid to a person, firm, corporation or other entity related to Lessor which is in excess of the amount which would have been paid in the absence of such relationship;

                     (x) Any cost of painting or decorating of any interior parts of the buildings in the Complex other than buildings in the Common Maintenance Areas:

                    (xi) Lessor's general overhead:

                   (xii) The cost of initial cleaning and rubbish removal from the Complex and the buildings thereon to be performed prior to final completion of the building;

                  (xiii) The cost of the initial landscaping of the complex;

                   (xiv) Attorneys' fees, accounting fees, and expenditures incurred in connection with negotiations, disputes and claims of other tenants or occupants of the Complex or with other third parties except as specifically otherwise provided in the Lease;

                    (xv) The cost of any uninsured repairs or replacements other than the deductible portion of any insured risk:

                   (xvi) Costs which, under generally accepted accounting principles, are properly classified as capital expenses, except for capital costs as defined in Subsection (a) above, and except as specifically set forth in this Subsection (b);

                  (xvii) The cost of the initial stock of tools and equipment for operation, repair and maintenance of the Complex and the Buildings thereon;

                 (xviii) The cost of acquiring sculptures, paintings and other objects of art;

                (xviiii) Costs related to correcting items which were not in compliance with law for any of the buildings, the Complex, or the Common Maintenance Areas as of the Commencement Date.

      8.5 Estimated Payments. Lessor shall have the right, at its option, to estimate Lessee's pro rata share of Common Maintenance Costs due in the future from Lessee and to collect from Lessee on a monthly or quarterly basis, as Lessor may elect, the amount of Lessee's estimated pro rata share of such costs. Lessor shall provide Lessee with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy Lessee's pro rata share of Common Maintenance Costs for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Lessee's account to reduce the estimated payments for the next ensuing period.

      8.6 Audit Rights. At anytime within ninety (90) days following the date that Lessor presents Lessee with a reconciliation of Lessee's account with respect to Common Maintenance Costs for the preceding year, Lessee shall have the right upon five (5) days prior written notice to Lessor to cause Lessor's books and records with respect to Common Maintenance Costs to be audited by an independent certified public accountant of Lessee's selection (the "Lessee's Accountant"). Should Lessee's Accountant establish in its judgment that the actual Common Maintenance Costs were more than five percent (5%) less than those charged to Lessee by Lessor for the period in question, Lessor shall either: (i) Repay Lessee the amount of the overpayment plus the reasonable costs for the audit chargeable by Lessee's Accountant; or (ii) Contest the findings of Lessee's Accountant by demanding the matter be submitted to arbitration under the Rules of the American Arbitration Association in San Francisco, California. In the latter case, both parties shall promptly submit the matter to arbitration. The decision of the arbitrator elected by the San Francisco office of the American Arbitration Association shall be conclusive. The cost of the arbitrator shall be paid by the unsuccessful party to the arbitration.

ARTICLE 9. ASSIGNMENT AND SUBLETTING

      9.1 "Transfer of the Leased Premises" Defined. The terms "Transfer of the Leased Premises" or "Transfer" as used herein shall include any assignment of all or any part this Lease (including assignment by operation of law), subletting of all or any part the Leased Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Leased Premises including without limitation, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or to suffer any other person (the agents and servants of Lessee excepted) to occupy or use the said Leased Premises or any portion thereof. If Lessee is a corporation which is not deemed a public corporation, or is an unincorporated association or partnership, or Lessee consists of more than one party, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or ownership interest, in the aggregate in excess of twenty-five percent (25%), shall be deemed a Transfer of the Leased Premises.

      9.2 No Transfer Without Consent. Lessee shall not suffer a Transfer of the Leased Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Lessor, and a consent to one Transfer of the Leased Premises shall not be deemed to be a consent to any subsequent Transfer of the Leased Premises. Any transfer of the Leased Premises without such consent shall be void, and shall, at the option of Lessor, terminate this Lease

      9.3     When Consent Granted.

              (a) The consent of Lessor to a Transfer may not be unreasonably withheld. Lessor shall respond to Lessee's request for consent within ten (10) business days following Lessor's receipt of the information described in Section 9.4 hereof. Should Lessor deny consent it shall specify its reasons therefor in its written denial. Should Lessor fail to respond within ten (10) business days to Lessee's request for consent, Lessor's consent shall be deemed to have been granted.

              (b) Should Lessor withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable if exercised in good faith:

                      (i) Financial strength of the proposed transferee is adequate in Lessor's reasonable judgment to meet the obligations of this lease;

                     (ii) A proposed transferee whose occupation of the Leased Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

                    (iii) A proposed transferee whose impact on the common facilities or the other occupants of the Complex would be disadvantageous; or

                     (iv) A proposed transferee whose occupancy will require a variation in the terms of the Lease.

                      (v) Lessee agrees that its personal business skills or operation and philosophy were an important inducement to Lessor for entering into this Lease Agreement and that Lessor may reasonably object to the transfer of the Leased Premises to another whose proposed use, while permitted by the use clause of this Lease, would involve a different quality, manner or type of business skills than that of Lessee.

              (c) Notwithstanding any other provision hereof, Lessee shall have the right, without the prior consent of Lessor, to assign this Lease in connection with a merger or consolidation of Lessee, or to a subsidiary of Lessee, or to a company incorporated or to be incorporated by Lessee, provided that Lessee owns or beneficially controls all or substantially all of the issued and outstanding shares of capital stock of such company. In any of such events, Lessee shall be required to provide Lessor written notice of such event, and to further provide Lessor with the name of the Assignee. In the event of an assignment of this Lease described in this Subsection 9.3(c), the provisions of Subsection 9.5(b) shall not be applicable. All other provisions of this Lease, including the balance of the provisions of section 9.5 shall apply.



        9.4     Procedure for Obtaining Consent.

              (a) Lessor need not commence its review of any proposed Transfer, or respond to any request by Lessee with respect to such, unless and until it has received from Lessee adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

                      (i) If an individual or unincorporated entity for which there is personal liability: The past two year's Federal Income Tax returns of the proposed transferee or, in the alternative, the past two years' audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant (the "Audited
Statements");.

                     (ii) If a Corporate entity: the past two (2) years' Audited Statements;

                    (iii) Banking references of the proposed transferee;

                     (iv) A resume of the business background and experience of the proposed transferee;

                      (v) An executed copy of the instrument by which Lessee proposes to effectuate the Transfer.

              (b) Lessee shall reimburse Lessor as additional rent for Lessor's reasonable costs and attorney's fees, not to exceed $2,500 per request, incurred in conjunction with the processing and documentation of any proposed Transfer of the Leased Premises, whether or not consent is granted.

      9.5 Effect of Transfer. If Lessor consents to a Transfer, the following conditions shall apply:

              (a) Each and every. covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease shall not be impaired or diminished as a result of such Transfer.

              (b) (i) On a monthly basis, any sums of money, or other economic consideration received by Lessee from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like which exceed, in the aggregate, the total sums which Lessee pays Lessor under this Lease in such month, or the prorated portion thereof the numerator of which is the Transfer Space and denominator of which is 44,000 (the "Prorata
Portion") if the Leased Premises transferred is less than the entire Leased Premises (the "Transfer Profit"), shall be payable as follows:

                      A. Transfer Profit realized on the first 10,000 square feet of Rentable Area, in the aggregate for which a Transfer is contracted (the "Threshold Transfer Space") shall be divided equally between Lessor and Lessee provided, however, following deduction for the benefit of Lessee for those subleasing costs incurred by Lessee and described in Subsection 9.5(b) (ii) below, Lessor is first allocated the sum of $4,730 per month (or the, applicable Prorata Portion thereof) representing a return on Lessor's investment in the land which is part of the Leased Premises;

                      B. However, once Lessee contract Transfer, in the aggregate, more than the Threshold Transfer Space then all Transfer Profit (including that realized thereafter from Threshold Transfer Space) shall be allocated eighty percent (80%) to Lessor and twenty percent (20%) to Lessee.

                      (ii) Lessor's share of the Transfer Profit shall be paid with Lessee's payment of Minimum Monthly Rent each month. Notwithstanding the provisions above, there shall be no allocation of land profit to Lessor as described in Subsection (A) above if Landlord's entitlement is governed by the provisions of Subsection (B). Further, in the case of a profit split governed by the provisions of Subsection (ii), Lessee shall be entitled, prior to calculation of Transfer Profit, and as a deduction therefrom, to a return of brokerage commissions, advertising costs, rent concessions and tenant improvements provided to the Transferee and paid for by the Lessee which sum, prior to deduction, shall be calculated as based upon an amortization of such costs at no interest over the remaining term of the applicable Transfer. Thus, by example, if Lessee expends the sum of $10,000 to place a Transferee in possession of a. portion of the Premises, and the term of the sublease applicable to such Transfer is three (3) years, then, each month the Lessee shall be entitled to a prior allocation from Transfer Profit in the amount of $277.77.

            (c) No Transfer, whether or not consent of Lessor is required hereunder, shall relieve Lessee of its primary obligation to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer of the Leased Premises.

            (d) If Lessor consents to a sublease, such sublease shall not extend beyond the expiration of the Term except as follows:

                              (i) Lessee may exercise an option to extend the
term, keeping in effect any sublease it may have entered into, provided that Kelley-Clarke, Inc. is in possession of not less than 22,000 square feet of Rentable Area; or

                              (ii) If Kelley-Clarke, Inc.(or an assignee of
Kelley-Clarke, Inc. described in Subsection 9.3(c)), is not in possession at commencement of any Extended Term of at least 22,000 square feet of Rentable Area, it may exercise an option to extend provided the sublessee has been approved by the Lessor herein in accordance with the provisions of this Article 9 and this Lease is amended in a writing executed by all parties to restate the rent for the Extended Term to be one hundred percent (100%) of fair market value instead of ninety-percent (90%) of fair market value as described in Section 6.2 herein.

            (e) No Transfer shall be valid and no transferee shall take possession of the Leased Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Lessee shall deliver to Lessor a duly executed duplicate original of the Transfer instrument in form reasonably satisfactory to Lessor which provides that (i) the transferee assumes Lessee's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Lessor's election, attorn directly to Lessor in the event Lessee's Lease is terminated for any reason on the terms set forth


ARTICLE 10. PROPERTY INSURANCE

10.1 Use of Premises. No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon any other building in the complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any article which may be prohibited by the standard form of all-risk fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public, liability insurance, covering the Leased Premises, the Building or the Complex.

10.2 Lessor's Property Insurance. Subject to reimbursement by Lessee as provided herein, Lessor shall obtain "All Risk" property insurance (including inflation endorsement and sprinkler leakage endorsement excluding coverage of any of Lessee's personal property on or in the building) for full replacement value of the Building owned by Lessor exclusive of foundations and footings. Such insurance shall also include coverage for rental loss on an All Risk basis for a period of not less than six (6) months commencing from the date of the loss. Further, such insurance may, if required by Lessor's lender, or if commercially available, include earthquake and flood peril coverage.

10.3 Pro rata Share of Premiums.

(a) Lessee shall pay to Lessor, during the Term, as additional rent, its pro rata share (as reasonably determined- by Lessor's insurance advisor) of the insurance premiums for the property insurance carried by Lessor covering the Complex (the "Complex Insurance Premium") Such pro rata share shall be computed by evaluating all the risk factors for each property covered by Lessor's insurance policy or policies, including without limitation, size of premises, type of construction, use, and fire safety provisions. Lessor's policy may be a blanket coverage policy including properties beyond those in the Complex. The sum due under this subsection shall be in addition to that which may be due under the previous section of this Lease.

(b) Lessee shall pay any such premium portion to Lessor within ten (10) days after receipt by Lessee of Lessor's billing therefor.

10.4 Estimated Payments. Lessor shall have the right, at its option, to estimate Lessee's pro rata share of insurance premiums for property insurance to be due in the future from Lessee, and to collect from Lessee on a monthly or quarterly basis, as Lessor may elect, the amount of Lessee's prorate share of such cost. Lessor shall provide Lessee with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy Lessee's pro rata share of insurance premiums for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Lessee's account to reduce the estimated payments for the next ensuing period.

10.5 Personal Property Insurance. Lessee shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies Of fire and casualty insurance in "all risk" form to the extent of at least ninety percent (90%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE HUNDRED DOLLARS ($500.00). Lessee shall also insure in the same manner the physical value of all its leasehold improvements in the Leased Premises. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Lessor shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Lessee. Lessee shall also maintain insurance for all plate glass upon the Leased Premises. Lessee may self insure the plate glass.

ARTICLE 11, LIABILITY INSURANCE

11.1 Lessee's Insurance. Lessee shall, at Lessee Is expense, obtain and keep in force during the Term, a comprehensive general liability insurance policy insuring Lessor and Lessee against the risks of personal injury and property damage arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence and an umbrella policy of THREE MILLION DOLLARS ($3, 000,000. 00) combined single 1imit per occurrence. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease. In addition, such policy shall cover contractual liability, and products liability. The limits of said insurance shall not, however, limit any liability of Lessee hereunder. Said insurance shall have a Lessor's protective liability endorsement attached thereto. Not more frequently than every three (3) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall promptly increase said insurance coverage as required by Lessor.


ARTICLE 12, INSURANCE POLICY REQUIRMENTS

12.1 General Requirements. All insurance policies required to be carried by Lessee hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in "Best's Insurance Reports"' as issued from time to time throughout the Term as follows: Policy holders, rating of A; financial rating of not less than X;

(b) The insurer shall be qualified to do business in the state in which the Leased Premises are located;



(c) The policy shall be in a form reasonably acceptable to Lessor;

(d) Each policy (except Lessee ' s Personal Property Insurance) shall name Lessor as an additional insured and, at Lessor's request, shall carry a lender's loss payee endorsement in favor of Lessor's lender and such other endorsement(s) as Lessor may from time to time require;

(e) An executed copy of each insurance policy or a certificate thereof, shall be delivered to Lessor at commencement of the Term and shall remain in effect throughout the Term, including copies of any renewals or certificates thereof, at least thirty (30) days prior to the expiration of such policies:

(f) These policies shall require that Lessor be in writing by the insurer at least thirty (30) days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried;

(g) Each policy shall be primary, not contributing with, and not in excess of, coverage which Lessor may carry;

        (h) All liability insurance required to be carried by Lessee hereunder shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insureds or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insured; and shall afford coverage after the expiration of the Term (by separate policy or extension if necessary) for all claims based -on acts, -omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the Term.

ARTICLE 13.  LESSEE INSURANCE DEFAULT

13.1 Rights of Lessor. In the event that Lessee fails to obtain any insurance required of it under the terms of this Lease, Lessor may, at its option, but is not obligated to, obtain such insurance on behalf of Lessee and bill Lessee, as additional rent, for the cost thereof. Payment shall be due within ten (10) days of receipt of the billing therefor by Lessee.

ARTICLE 14.  IMDEMIFICATION, WAIVER OF CLAIMS AND SUBROGATION

14.1 Waiver of Subrogation. Lessor and Lessee release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

14.2 Form of Policy Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against under any property insurance policy carried under the terms of this Lease. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party receiving the benefit shall elect to either forfeit the benefit or shall pay such additional premium to the insurance carrier requiring such additional premium.

14.3    Indemnity.

(a) Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Leased

Premises, or the Improvements or personal property there in or thereon, including without limitation any liability or injury to the person or property of Lessee, its agents, officers, employees or invitees, but excluding any demands, damages, liabilities, losses, penalties or expenses of any kind arising out of, or in connection with, the sole negligence or willful act of the Lessor, its agents, officers, employees or invitees. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or loss however occurring, including breach of the provisions of this Lease and the negligence of the parties hereto.

(b) Lessor as a material part of the consideration to be rendered to Lessee, shall indemnify, defend, protect and hold Lessee harmless against all actions, claims, demands, damages liabilities, losses, penalties, or expenses of any kind, including attorney's fees and costs related thereto, which may be brought or imposed upon Lessee or which Lessee may pay or incur by reason of injury to person or property caused by the negligence or willful act of Lessor, or Lessor's breach of the Restrictions, or, only to the extent of liability in excess of the policy limits of the insurance policies required to be carried by Lessee hereunder, Lessor's breach of this Lease.

14.4 Defense of Claims. In the event any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon Lessor's request will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case approved by Lessor. The obligations of Lessee under this Section arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

14.5 Waiver, of Claims. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto.

14.6 References. Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

ARTICLE 15. DESTRUCTION

15.1 Rights of Termination. In the event the Leased Premises suffers (a) a Major Uninsured Casualty, or (b) a casualty which cannot be repaired within two hundred ten (10) days from the date of destruction under the laws and regulations of state-federal, county or municipal authorities, or other authorities with jurisdiction (hereinafter collectively a "Major Casualty"), Lessor may terminate this Lease as at the date of the damage upon written notice to Lessee following the casualty. However, if Lessor elects to terminate this Lease as a result of a Major Uninsured Casualty, within fifteen (15) days following the date Lessee receives notice of Lessor's election to terminate, Lessee may cause this Lease to continue in full force and effect by written notice to Lessor stating that Lessee will pay the full cost of the repair of such casualty provided that within ten
(10) days following receipt of a written estimate of Lessor's building contractor retained for the purpose of reconstruction of the Major Uninsured Casualty, Lessee deposits with Lessor the full amount of such estimate subject to additional payments for other charges as are incurred in the course of Lessor's good faith reconstruction. In the event of a Major Casualty, Lessor shall deliver to Lessee at the time that it elects to terminate under the provisions hereof, or if Lessor does not elect to terminate, then within sixty (60) days of the date of the casualty, a statement of Lessor's best good faith judgment of the cost of the reconstruction, and the time estimated to elapse from the date of the casualty through completion of the reconstruction (the "Reconstruction Period"). If the Reconstruction Period is estimated to take longer than two hundred ten (210) days, then, Lessee may elect by written notice to the Lessor within thirty (30) days following the date of Lessee's receipt of the estimates described in the preceding sentence, to terminate this Lease.

15.2 Repairs. In the event of a casualty other than a Major Casualty, or, in the alternative, in the event either party elects to terminate this Lease under the terms of Section 15.1 above, then this Lease shall continue in full force and effect and Lessor shall forthwith undertake to make such repairs to reconstitute the Leased Premises to as near the condition as existed prior to the casualty as practicable. Such partial destruction shall in no way annul or void this -Lease except that Lessee shall be entitled to a proportionate reduction of Minimum Monthly Rent following the casualty and until the time th6 Leased Premises are restored. Such reduction shall be an amount, which reflects the degree of interference with Lessee's business. So long as Lessee conducts its business in the Leased Premises there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty five (45) days of the casualty, the matter shall be submitted to Arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Lessor shall within ten (10) days thereafter refund to Lessee any sums due in respect of the reduced rental from the date of the casualty. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the Term.

15.3 Repair Costs. The cost of any repairs to be made by Lessor, pursuant to Section 15.2 of this Lease, shall be paid by Lessor utilizing available insurance proceeds. Lessee shall reimburse Lessor upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Lessor's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Leased Premises. Lessee shall, however, not be responsible to pay any deductible or its share of any deductible to the extent that Lessee ' s payment would be in excess of $10, 000 if Lessee `s consent has not been received by Lessor, unless such denial of consent by Lessee s unreasonable.

15.4 Waiver. Lessee hereby waives all statutory or common law rights of termination in respect to any partial destruction or casualty which Lessor is obligated to repair or may elect to repair under the terms of this Article.

15.5    End of Term Casualty.

(a) In the event of a casualty occurring during the last twelve
(12) full calendar months of the original Term hereof or of any Extended Term the cost for repair of which exceeds $50,000 in Lessor's best good faith judgment, either Lessor or Lessee shall have the right to terminate this Lease by written notice to the other delivered, in Lessor's case within thirty (30) days of the date of the casualty and, in the Lessee's case within thirty (30) days of the date of receipt from Lessor of Lessor's best good faith estimate of the cost of repair.

(b) In the event of a casualty occurring during the period commencing with the first day of the twenty-fourth (24th) month prior to the expiration of the then current Term, and expiring on the last day of the thirteenth (13th) month prior to the expiration of the then current Term, the cost for repair of which exceeds two hundred thousand dollars ($200,000) in Lessor's best good faith judgment, either party shall have the right to terminate this Lease provided it gives the other party one hundred twenty (120) days written notice thereof, which notice shall be delivered not later than thirty (30) days following the date that Lessor delivers to Lessee Lessor's best good faith estimate of the cost of repair.

(c) Notwithstanding the foregoing, if within thirty (30) days of the date of the casualty described in this Section 15.5, Lessee has the right under the terms of this Lease to extend the Term, and does exercise its right to do so within thirty (30) days of the date of the casualty, the election by Lessor to terminate under the provisions of this Section
15.5 shall be void and the repair of the Leased Premises or termination of the Lease shall be subject to the other provision of this Article 15.

ARTICLE 16, SECURITY DEPOST

16.1 Payment on Lease Execution. Lessee shall pay Lessor upon execution hereof the sum specified in Section 1.6.. This sum is designated as a Security Deposit and shall remain the sole and separate property of Lessor until actually repaid to Lessee (or at Lessor's option the last assignee, if any, of Lessee's interest hereunder), said sum not being earned by Lessee until all conditions precedent for its payment to Lessee have been fulfilled. As this sum both in equity and at law is Lessor's separate property, Lessor shall not be required to keep said deposit separate from his general accounts. If Lessee fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Lessee's obligation to restore or clean the Leased Premises following vacation thereof, Lessee, at Lessor's election, shall be deemed not to have earned the right to repayment of the Security Deposit, or those portions thereof used or applied by Lessor for the payment of any rent or other charges in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. Lessor may retain such portion of the Security Deposit, as it reasonably deems necessary to restore or clean the Leased Premises following vacation by Lessee. The Security Deposit is not to-be characterized as rent until and unless so applied in respect of a default by Lessee. Within sixty (60) days following the expiration of the Term, provided Lessee is not in default at expiration of the Term under this Lease, Lessor shall repay to Lessee that portion of the Security Deposit not applied as provided herein (the "Unused Deposit"), with interest on the Unused Deposit at 7% per annum for the entire period of the Term during which such Unused Deposit had not been applied by the Lessor.

16.2 Restoration of Deposit. If Lessor elects to use or apply all or any portion of the Security Deposit as provided in Section 16.1, Lessee shall within ten (10) days after written demand therefor pay to Lessor in cash, an amount equal to that portion of the Security Deposit used or applied by Lessor, and Lessee's failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction notice of default provisions required by law or ordinance.

16.3 Early Earnback. If Lessee has not been in default under the provisions of this Lease at any time during the first thirty six (36) full months of the term hereof and, further, Lessee has maintained a net worth computed in accordance with generally accepted accounting principles of not less than four million ($4,000,000) dollars during such period, then, in such event, Lessee shall have earned the right to have Lessor repay to Lessee within ten (10) days following the date upon which Lessee provides Lessor with satisfactory evidence that it has met the conditions set forth in this Subsection 16.3, the full amount of the Security Deposit plus interest thereon at seven percent (7%) per annum, compounded, from commencement of the term through the* date of repayment. Lessee represents to Lessor that it has a- net worth at commencement of the term, calculated in accordance with generally accepted accounting principles, of not less than four million dollars (4,000,000). Lessee shall provide on request of Lessor, not more frequently than annually, during the Term, copies of its most recent financial statements certified to be true and correct by the Chief Financial officer of the company, to such officer's best knowledge and belief. If at any time the net worth of Lessee declines below four million dollars ($4,000,000), then it shall so notify Lessor, and within ten (10) days following request therefor from Lessor, Lessee shall reinstate the Security Deposit by cash payment to Lessor in the full amount thereof, subject to its right to once again earn back the Security Deposit as provided in this Section 16.3.

ARTICLE 17, USE

17.1 Permitted Use. The Leased Premises may be used and occupied only for the purposes specified in Section 1.7 hereof, and for no other purpose or purposes. Lessee shall promptly comply with all laws, ordinances, orders and regulations affecting the Leased Premises, their cleanliness, safety, occupation and use. Lessor represents that the Lessee's use as specified in Section 1.7 is permissible by law in the Leased Premises at commencement of the Term. This representation pertains only to compliance as at the Commencement Date and does not apply to use or law violations or activities occurring thereafter.

ARTICLE 18. COMPLIANCE WITH LAWS AND REGULATIONS

        18.1 Lessee's Obligations. Lessee shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that any such ordinance or statute pertaining to the Leased Premises has been violated, shall be conclusive of that fact as between Lessor and Lessee.

18.2 Condition of Leased Premises. Lessee shall be deemed to have accepted the Leased Premises on the Commencement Date subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in -effect during the Term or any part of the Term hereof regulating the Leased Premises, but, however, subject to Lessee's right to inspect the Premises for a period of thirty (30) days following commencement and to provide to Lessor within that period a list of all items improperly or inadequately
completed, or which are defective       (the "Punch List") Lessor shall
diligently undertake to correct the Punch List items.

18.3    Hazardous Materials.

(a) Hazardous Materials Defined. As used herein, the term
"Hazardous Materials" shall mean (i) any hazardous or toxic wastes, materials or substances, and any other pollutants or contaminants, which are or may become regulated by any applicable local, state or federal laws, including but not limited to, 33 U.S.C. Section 1251 et seg.,42 U.S.C. 6901 et seg., 42 U.S.C. Section 7401 et seg., 42 U.S.C. 9601 et
seg., and California Health and Safety Code Sections 25100 et seg., and 25300 et seg., California Water Code, Section 13020 et seg., or any successor(s) thereto (collectively "Environmental Laws"); (ii) petroleum:
(iii) asbestos; (iv) polychlorinated biphenyls; and (v) radioactive materials.

        (b) Use. etc. of Hazardous Materials. Lessee agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, (collectively "Hazardous
Use"), or intentional Release, as defined in 42 U.S .C. Section 9601 (22), or any successor(s) thereto, or threatened Release of Hazardous Materials on, from or under the Leased Premises except to the extent that, and. in accordance with such conditions as, Lessor may have previously approved in writing. It is further agreed that Lessee shall be entitled to use and store only those
Hazardous Materials which are necessary for Lessee's business, provided that such usage and storage is in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. Lessee shall not be entitled to install any tanks under, on or about the Leased Premises for the storage of Hazardous Materials without the express written consent of Lessor, which may be given or withheld in Lessor's sole arbitrary judgment.

        (c) Hazardous Materials _Report. At any time during the Term, upon five (5) days prior written notice to Lessee, Lessor may arrange for the preparation, including the tests necessary therefor, of a written report by a professional consultant with respect to Hazardous Materials (the "Report"). Should the Report indicate the existence of Hazardous Materials in excess of the levels specified in that report described in Exhibit "J" attached hereto (the "Hazardous Materials Report") which indicates the level of Hazardous Materials, if any, in existence on the Leased Premises at date hereof and further, the presence of such Hazardous materials has been caused by the Hazardous Use by Lessee, then, in such case, the cost of the Report shall be borne by the Lessee and Lessee shall pay the full cost thereof within ten (10) days following the date it receives a written invoice therefor. If the Report does not so indicate, Lessor shall bear the cost of the Report.

(d) Release of Hazardous materials:  Notification and Clean-up.
If at any time during the Term Lessee or Lessor knows or believes that any Release of any Hazardous Materials -has come or will come to be located upon, about, or beneath the Leased Premises, then Lessee or Lessor, as the case may be, shall, as soon as reasonably possible, either prior to the Release or following the discovery thereof, give verbal and. follow-up written notice of that condition to the other party. Lessee covenants to investigate, clean up and otherwise remediate any Release of Hazardous Materials caused by the acts or omissions of Lessee, or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Lessee's cost and expense; such investigation, clean-up and remediation shall be performed only after Lessee has obtained Lessor's written consent, which shall not be unreasonably withheld; provided, however, that Lessee shall be entitled to respond immediately to an emergency without obtaining Lessor's written consent. All clean-up and remediation shall be done to the reasonable satisfaction of Lessor.

(e) Indemnity. Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including, but not limited to, attorneys and consultants fees) arising from or related to Hazardous Use or Release of Hazardous Materials on or about the Leased Premises caused by the acts or omissions of Lessee, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors.

        18. 4 Indemnity . Lessee agrees to indemnify, defend, protect and
hold harmless   Lessor, its directors, officers, employees, partners,
and agents' from and against any and all losses, claims,
demands,         actions, damages (whether direct or consequential) penalties, liabilities, costs and expenses, including all attorneys' fees and legal expenses, arising out of any violation or alleged Violation of any of the laws or regulations referred to in this Article 18, or breach of any of the provisions of this Article. This indemnification shall survive termination of this Lease.

18.5 Lessor's Indemnity. Lessor shall indemnify, defend and hold
Lessee harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs. (including, but not limited. to, attorneys' and consultants' fees) arising from or related to Hazardous Use or release of Hazardous Materials on or about the Leased Premises caused by the acts or omissions of Lessor, its agents, employees, representatives, or arising out of any violation or alleged violation of any of the laws or regulations referred to in Article 18, or breach of any of -the provisions of this Article 18, by Lessor. This indemnification shall survive termination of this Lease.

ARTICLE 12. UTILITIES

19.1 Payment by Lessee. Lessee, from the time it first enters the Leased Premises for the purpose of setting fixtures, or from the commencement of this Lease, whichever date shall first occur, and throughout the term of this Lease, shall pay all charges including connection fees for water, gas, heat, sewer, power, telephone services and any other utility supplied to or consumed in or on the Leased Premises. Lessee shall not allow refuse, garbage or trash to accumulate outside of the Leased Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Lessor. Lessor shall not be responsible or liable for any interruption in utility services, except when* caused by Lessor's sole negligence, nor shall such interruption affect the continuation or validity of this Lease. In the event of an interruption in utility service caused by the sole negligence of the Lessor, which interruption continues unabated for 72 consecutive hours following written notice to Lessor, during business days, thereafter, Lessee shall bill to the Lessor the amount of 1/30th of the Minimum Monthly Rent then in effect for each day of such interruption during which Lessee is unable to operate its business in the Leased Premises.

ARTICLE 20. ALTERATIONS

20.1 Consent or Lessor; Ownership. Lessee shall not make, or suffer to be made, any alterations to the Leased Premises, or any part thereof, unless the cost of which will not exceed S25,000 in the aggregate and the alterations are nonstructural and interior in nature, without the written consent of Lessor first had and obtained. Notwithstanding anything to the contrary herein, Lessee may not demolish or remove any improvements paid for by Lessor without Lessor's prior consent. Any additions to, or alterations of, the Leased Premises, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Lessor. Except as otherwise provided in this Lease, Lessee shall have the right to remove its trade fixtures placed upon the Leased Premises provided that Lessee restores the Leased Premises as indicated below.

20.2 Requirements Any alterations additions or installations performed by Lessee (hereinafter collectively "Alterations") shall be subject to strict conformity with the following requirements:

(a) All alterations shall be at the sole cost and expense of Lessee;

(b) Prior to Commencement of any work of alteration, Lessee shall submit detailed plans and specifications, including working drawings if available, (hereinafter referred to as "Plans") of the proposed alterations, which shall be subject to the consent of Lessor in accordance with the terms of Section 20.1 above;

(c) Following approval of the Plans by Lessor, Lessee shall give Lessor at least tan (10) days prior written notice of commencement of work in the Leased Premises so that Lessor may post notices of non-responsibility in or upon the Leased Premises as provided by law;

(d) No alterations shall be commenced without Lessee having previously obtained all appropriate permits and approvals required by and of governmental agencies copies of which shall be provided to Lessor prior to commencement of work;

(e) All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Plans previously approved by Lessor and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations is to be new, and of recent manufacture except for specialty design features with unique high quality characteristics, and of the most suitable grade for the purpose intended;

(f) Lessee must obtain the prior written approval from Lessor for Lessee's contractor prior to commencement of the work. Lessee's contractor shall maintain all of the insurance reasonably required by Lessor, including comprehensive general liability, workers' compensation, builder's risk insurance and course of construction insurance;

(g) As a condition of approval of the alterations, Lessor may require performance and labor and materialmen's payment bonds issued by a surety approved by Lessor, in a sum equal to the cost of the alterations guarantying the completion of the alterations free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Lessor as beneficiary;

(h) The alterations must be performed in a manner such that they will not interfere with the quiet enjoyment of the other lessees in the Complex.

20.3  Liens.    Lessee shall keep the Leased Premises and the Complex
in which the Leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee In the event a mechanic's or other lien is filed against the Leased Premises or the Complex of which the Leased Premises forms a part as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien or claim. Such bond must be posted within twenty (20) days following notice from Lessor unless. Lessee otherwise expunges such liens from the record. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to it; best interest to do so. Lessor may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including attorney's fees, for any such expense, as additional rent, with the next due rental.

20.4 Restoration. Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted and subject to the provisions of
Article 15. All damage to the Leased Premises caused by the removal of trade fixtures and other personal property that Lessee is permitted or required to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

20.5 Removal. In no event shall Lessee be obligated to remove any improvements initially installed in the Leased Premises as of the Commencement Date. Notwithstanding any other provision hereof, any improvements or other alterations made subsequent to the Commencement Date that Lessor will require Lessee to remove upon the expiration of the Term shall be designated as items to be removed by Lessor at the time Lessor grants its consent for such alterations pursuant to Section 20.1 of the Lease. If Lessor does not so designate for removal, such alterations or improvements may be removed by Lessee at its discretion prior to the expiration of the term.

ARTICLE 21. MAINTENANCE AND REPAIRS

21.1 Obligations of Lessee. Except as specifically set forth herein, Lessee shall, at its sole cost and expense, keep and maintain the Leased Premises and appurtenances, and every part thereof in good and sanitary order, condition and repair including all necessary replacements. Notwithstanding the foregoing, Lessor shall, at Lessee's expense, perform all necessary repairs, maintenance and replacement of the heating, ventilating and air conditioning system ("HVAC"), painting of exterior walls for maintenance of appearance, but not solely for design purposes (not less than once in each five year period of the term, including extensions) and maintenance of the Leased Premises outside of the Building such as the parking and landscaped areas, (the "Premises Maintenance costs") . Lessee shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment used by Lessee in good order, condition and repair. Lessor need not competitively bid the work described herein, provided the costs billed to Lessee do not exceed those which are normal and customary for the work performed.

21.2 Premises Maintenance Costs. Lessee shall pay to Lessor, as additional rent, all Premises Maintenance Costs plus a management fee in the amount of 10% thereof, within ten (10) days of receiving a billing therefor from Lessor, but no more frequently than monthly. Lessor may bill Lessor estimated charges in accordance with Section 21.3. it is the intent of the parties -that all maintenance and replacement expenditures with respect to the Leased Premises and the Building be borne by Lessee, whether performed by Lessee or Lessor, this Lease being intended to be absolutely net except for costs incurred as a result of the willful act or sole negligence of the Lessor, its agents, contractors or employees or other costs to be borne by the Lessor as expressly set forth in this Lease.

        21.3 Estimated Payments. Lessor shall have the right, at its option, to estimate Lessee's Premises Maintenance Costs due in the future from Lessee and to collect from Lessee on a monthly or quarterly basis, as Lessor may elect, the amount of Lessee's estimated Premises Maintenance Costs. Lessor shall provide Lessee with a reconciliation of Lessee's account at least annually, and if such reconciliation shall indicate that Lessee's account is insufficient to satisfy the Premises Maintenance Costs for the period estimated, Lessee shall immediately pay to Lessor any deficiency. Any excess in such account indicated by the reconciliation shall be credited to Lessee's account to reduce the estimated payments for the next ensuing period.

21.4 Lessor Maintenance Obligation.. Except for the negligence of
Lessee, Lessor, at Lessor's expense, shall be responsible for the maintenance, repair and replacement of the following: structural portions of the Building (including foundation slab, structure of the exterior walls, columns and roof structure), roof membrane and plumbing installed in the concrete slab. Lessee covenants that Lessee, its agents, contractors or representatives shall not at any time enter upon the roof except in the physical presence of the Lessor. A breach of this provision shall constitute a material breach of this Lease.

21.5 Waiver. Subject to the provisions of Section 30.1(b) Lessee waives all rights it may have under law to make repairs at Lessor's expense.

ARTICLE 22. CONDEMNATION

22.1    Definitions.

(a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or
(ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) "Date. of taking" means the date the condemnor has the right to possession of the property being condemned.

(c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

22.2 Total Taking. If the Leased Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

22.3    Partial Taking; Common Area.

(a) If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if so much of the Building is taken as to materially interfere with Lessee's use of the Leased Premises.
(b) If any part of the area of the Leased Premises outside the Building are taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Leased Premises, except that if thirty percent (30%) or more of such Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

(c) If fifty percent (50%) or more of the Building is taken, Lessor shall have the election to terminate this Lease in the manner prescribed herein.

22.4 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 22.3(such party is hereinafter referred to as the "Terminating Party") it must terminate by giving notice (the "Notice of Termination") to the other party (the "Non terminating Party") within thirty (30) days after the nature and extent of the taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Non terminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Non terminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Leased Premises and the denominator of which is the number of square feet in the Leased Premises prior to the taking.

22.5 Restoration. If there is a partial taking of the Leased Premises and this Lease remains in full force and effect pursuant to this Article, Lessor, at its cost, shall accomplish all necessary restoration so that the Leased Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Lessor be obligated to expend more for such restoration than the extent of funds actually paid to Lessor by the condemnor.

22.6 Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Lessor except that Lessee shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Lessor's award in respect of the real property: Lessee's trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Lessor shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Lessee shall not be entitled to any award until Lessor has received the above sum in full.

ARTICLE 23. INTERUPTION

23.1 Interruption If as a result of Lessor's uninsured negligence the Leased Premises suffers a casualty which results in Lessee being unable to operate its business upon the Leased Premises for one hundred -twenty
(120) consecutive days, then, within thirty (30) days following the expiration of such one hundred twenty (120) consecutive day period, Lessee by written notice within such period to Lessor may terminate this Lease.


ARTICLE 24, ENTRY BY LESSOR

24.1 Rights of Lessor Lessee shall permit Lessor and Lessors agents upon 24 hours prior telephonic notice (except in the case of emergencies or regularly scheduled contract maintenance) to enter the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs', or for the purpose of placing upon the Building any usual or ordinary "for sale" signs. if such entry upon the Premises by the Lessor will cause a material interruption in the business operations of the Lessee, Lessee must so inform the Lessor when Lessor makes its request. In such case Lessor shall agree to delay its entry for up to five (5) days to avoid such interruption. During any entry exercised by Lessor hereunder, Lessor shall diligently attempt to minimize any interruption or interference with Lessee's use of the Leased Premises and its business operations. In the event a material interruption in Lessee's business operations occurs as a result of Lessor's negligence, Lessee shall bill to the Lessor the amount of 1/30th of the Minimum Monthly Rent then in effect for each day of such interruption following written notice to Lessor during which Lessee is unable to operate its business in the Leased Premises. Lessee shall permit Lessor, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. This Section in no way affects the maintenance obligations of the parties hereto.

ARTICLE 25. SIGNS

25.1 Approval. Installation and Maintenance. Lessee shall not place on the Leased Premises or on the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. However, Lessor may not exercise its rights hereunder in such a manner as to discriminate against Lessee as compared to other occupants of the Complex. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease or any extension thereof, Lessee shall remove all his signs, and all. damage caused by such removal shall be repaired at Lessee's expense. Upon approval of Lessee's sign by Lessor, an exhibit thereof shall be attached hereto as Exhibit "F."

ARTICLE 26.  DEFAULT

26.1 Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by

(a) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder within five (5) days following written notice from Lessor that such is due (any such notice shall be concurrent with any required statutory default notice);

(b) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for fifteen (15) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the fifteen (15) day period allowed, Lessee shall not be deemed to be in default if Lessee shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion;

(c) Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Lessor) to take possession of all or substantially all of the assets of Lessee, or (2) a general assignment by Lessee for the benefit of creditors, or (3) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. In such event, Lessor may, at its option, declare this Lease terminated and forfeited by Lessee, and Lessor shall be entitled to immediate possession of 'the Leased Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation.

ARTICLE 27. REMEDIES UPON DEFAULT

27.1 Termination and Damage. In the event of any default by Lessee, then, in addition to any other remedies available to Lessor herein or at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

        (a) The worth at the time " of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and

(e) At Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Leased Premises are located.

27.2    Definitions.

(a) The term "rent", as used in this Lease, shall be deemed to be and to mean the Minimum Monthly Rent and all other sums required to be paid by Lessee pursuant to the terms of this Lease.

(b) As used in Sections 27.1(a) and (b) above, the ..worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 27.1(c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

27.3 Personal Property. In the event of any default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

27.4 Recovery of Rent; Reletting.

        (a) In the event of the vacation or abandonment of the Leased Premises by Lasses or in the event that Lessor shall elect to reenter as provided in Section 27.3 above, or shall take possession of the Leased Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease as provided in Section 27.1 above, Lessor may from time to time, without terminating this Lease, either recover all rental as it becomes. due or relet the Leased Premises or any part thereof for such term or terms and. at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion, may deem advisable with the right to make alterations and repairs to the Leased Premises.

(b) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Leased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(c) No reentry -or taking possession of the Leased Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention, be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this Lease.-for any such default.

27.5 No Waiver. Efforts by Lessor to mitigate the damages caused by Lessee's default in this Lease shall not constitute a waiver of Lessor's right to recover damages hereunder, nor shall Lessor have any obligation to mitigate damages hereunder.

27.6 Curing Defaults. Should Lessee fail to repair, maintain, and/or service the Leased Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Lessee reasonable notice of the failure or failures and a reasonable opportunity, which in no case shall exceed fifteen (15) days subject to the proviso of Section 26.1(b), to remedy the failure, Lessor may perform or contract for the performance of the repair, maintenance, or other Lessee obligation, and Lessee shall pay Lessor for all direct and indirect costs incurred in connection therewith within ten
(10) days of receiving a bill therefor from Lessor.


27.7 Cumulative Remedies. The various rights, options, election powers, and remedies of Lessor contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Lessor might otherwise have in the event of breach or default, and the exercise of one right or remedy by Lessor shall not in any way impair its right to any other right or remedy.

ARTICLE 28.  FORFITURE OF PROPERTY AND LESSOR'S LIEN

28.1 Removal of Personal Property.   Lessee agrees that as at the date of
termination of this Lease or repossession of the Leased Premises by Lessor, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. -Any and all such property of Lessee not removed by such date shall, at the option of Lessor, irrevocably become the sole property of Lessor. Lessee waives all rights to notice and all common law and statutory claims and causes of action which it may have against Lessor subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease or repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective lessee.

ARTICLE 29. SURRENDER OF LEASE

29.1 No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 30. LESSOR'S EXCULPATION AND DEFAULT

30.1    Default by Lessor.

(a) Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than fifteen (15) days after written notice of Lessee to Lessor specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than fifteen (15) days are reasonably required for performance, then Lessor shall not be in default if Lessor commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion.

(b) Lessee's Right to Perform Lessor's Covenants. If Lessor fails to make any payment or perform any other act-on its part to be performed under this Lease, provided that Lessee has delivered to Lessor written notice of such default and Lessor has failed to cure such default within the time period required under this article, Lessee may, but shall not be obligated to and without waiving or releasing Lessor from any obligation of Lessor under this Lease, make such payment or perform such other act to the extent Lessee may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Lessee and all penalties, interest and other costs in connection therewith shall be due and payable by Lessor within five (5) days after receipt of notice of payment by Lessee, together with interest thereon at the maximum rate permitted by law, plus collection costs and attorneys' fees.

30.2 Limited Liability. In the event of default, breach, or violation by Lessor (which term includes Lessor's partners, co-ventures, co-tenants, officers, directors, employees, agents, or representatives) of any Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Complex, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor. Lessor may, at its option, and among its other alternatives, relieve itself of all liability under this Lease by conveying the Leased Premises to Lessee. Notwithstanding any such -conveyance, Lessee's leasehold and ownership interest shall not merge.

30.3 No Recourse. Lessor (as defined in Section 30.1) shall not be personally liable for any deficiency beyond its interest in the Leased Premises.

30.4 Valid . The provisions of Section 30.2 and 30.3 shall be valid so long as the Leased Premises are not encumbered by Deeds of Trust the outstanding balance of which at the time such were recorded, in the aggregate, did not exceed eighty' percent (80%) of the fair market value of the Leased Premises. The valuation of an institutional lender secured by the Leased Premises shall be conclusive as to the test described in this Section 30.4.

ARTICLE 31.  ATTORNEY'S FEES

31.1 Actions. Proceedings, etc. Lessee hereby agrees to pay, as additional rent, all attorney's fees and disbursements, and all other court costs or expenses of legal proceedings or other 'legal services which Lessor may incur or pay out by reason of, or in connection with:

(a) any action or proceeding brought by Lessor wherein Lessor obtains a final judgment. or award against Lessee (including Arbitration) on account of any default by Lessee in the observance or performance of any obligation under this Lease including, but not limited to, matters involving payment of rent and additional rent, alterations or other Lessee's work and subletting or assignment;

(b) any action or proceeding brought by Lessee against Lessor
(or any officer, partner, or employee of Lessor) in which Lessee fails to secure a final judgment against Lessor;

(c) any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease;

(d) provisions (a), (b) and (c) above in this Section

        31.1 shall be reciprocal for the benefit of the Lessee when the Lessor has been the causative and unsuccessful party.

31.2 Survival. The obligations of the Parties under this Section shall survive the expiration or any other termination of this Lease. This
Section is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

31.3 Counsel Fees. Should it be necessary for either party to employ legal counsel to enforce any of the provisions of this Lease, the unsuccessful party agrees to pay, as additional rent, all attorney's fees and Court costs reasonably incurred thereby, whether or not Lessor commences any legal action or proceeding.

The "unsuccessful party" is the party against who the relief sought is obtained.

ARTICLE 33. NOTICES

32.1 Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease, shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or by reputable courier which provides written evidence of delivery, addressed to the respective party at the address set forth in Section 1.2 Of this Lease or at such other address as the party may from time to time designate, by a written notice, sent to the other in the manner aforesaid.

32.2 Effective Data. Any such notice, demand or request ("notice") shall be deemed given or made on the fifth day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery to the party at its address as aforesaid, shall be deemed given on the day on which delivery is made. Notice given by a reputable courier service which provides written, evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.

32.3    Authorization to Receive.       Each person and/or entity whose
signature is affixed to this Lease as Lessee or as guarantor of Lessee's obligations ("obligor") designates such other obligor their agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.

ARTICLE 33. SUBORDIRATION

33.1 Priority of Encumbrances. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the Leased Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

33.2 Execution of Documents. Provided Lessee receives a written nondisturbance, recognition and attornment agreement in form reasonably satisfactory to Lessee from the Lender for whose benefit Lessee agrees to execute any documents required to effectuate such subordination as is described in Section 33.1, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. It is understood by all parties, that Lessee's failure to execute the subordination documents referred to above may cause Lessor serious financial damage by causing the failure of a financing or sale transaction.

33.3 Attornment. Lessee shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any Deed given in lieu of foreclosure.

ARTICLE 34. ESTOPPEL CERTIFICATE

34.1 Execution by Lessee. Within ten (10) days of request therefor by Lessor, Lessee shall execute a Written statement acknowledging the commencement and termination dates of this Lease that it is in full force and effect, has not been modified (or if it has, stating such modifications), and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under Article 27 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

34.2 Financing. if Lessor desires to finance or refinance the Leased Premises, or any part thereof, or the Building, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past two (2) years, financial statements of Lessee. All such financial statements shall be received by Lessor prior to the default date specified in Section 26.1(a) in confidence and shall be used only for the purposes herein set forth.

ARTICLE 35. WAIVER

35.1 Effect of Waiver. The waiver by Lessor of any breach of any Lease provision shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 36. HOLDING OVER

36.1 Month-to-Month Tenancy on Acceptance. If Lessee should remain in possession of the Leased Premises after the expiration of the. Term and without executing a new Lease, then, upon acceptance of rent by Lessor, such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month to month tenancy, except that the Minimum Monthly Rent shall be equal to 1251 of the Minimum Monthly Rent payable immediately prior to the expiration or sooner termination of the Lease.

ARTICLE 37. SUCCESSORS AND ASSIGNS

37.1 Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

ARTICLE 38. TIME

38.1 Time is of the Essence Time is of the essence this Lease with respect to each and every article, section and subsection hereof.
ARTICLE 39, EFFECT OF LESSOR'S CONVEYANCE

39.1 Release of Lessor. If, during the term of this Lease, Lessor shall sell its interest in the Building or Complex of which the Leased Premises forms a part, or the Leased Premises, then from and after the effective date of the sale or conveyance, Lessor shall be released and discharged from any and all obligations and' responsibilities under this Lease, except those already accrued.

ARTICLE 40, TRANSFER OF SECURITY

40.1 Transfer to Purchaser. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

ARTICLE 41, CORPORATE AUTHORITY

41.1 Authorization to Execute.

(a) Each individual executing this Lease on behalf of Lessee corporation, . represents and warrants that he is duly authorized to execute and deliver this Lease an behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Further, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

(b) The parties executing this Lease on behalf of the Lessor corporation represent and warrant that they are authorized to do so under the terms of a valid resolution.

ARTICLE 42, WAIVER OF CALIFORNIA CODE SECTIONS

42.1 Waiver by Lessee. Lessee waives (for itself and all persons claiming under Lessee) the provisions of civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Leased Premises, Civil Code Sections 1941 and 1942 with respect to Lessor's repair duties and Lessee's right to repair, Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Leased Premises by condemnation as herein defined, and any right of redemption or reinstatement of Lessee under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Lessee is dispossessed from the Leased Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

ARTICLE 43, WASTE

43.1 Waste or Nuisance. Lessee shall not commit, or suffer to be committed, any waste upon the Leased Premises, or any nuisance, or other act or thing which may disturb the quiet, enjoyment of any other tenant or occupant of the Complex in which the Leased Premises are located. in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Lessor reasonably deems necessary.

ARTICLE 44. BANRUPTCY

44. 1 Bankruptcy Events. If at any time during the Term shall be filed by or against Lessee in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if a receiver or trustee takes possession of any of the assets of Lessee, or if the leasehold interest herein passes to a receiver, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as "a bankruptcy event") , then the following provisions shall apply:

(a) At all events any receiver or trustee in bankruptcy or Lessee as debtor in possession ("debtor"), shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief".

(b) In the event of an assumption of the Lease by a debtor, receiver, or trustee, such debtor, receiver, or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Lessor f or actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.

For the purposes of this paragraph 44.1 (b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:

(i) written assurance that rent and any other consideration due under the Lease shall first be paid before any other of Lessee's costs of operation of its business in the Leased Premises are paid;

(ii) written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Leased Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Lessor against such loss (including costs of suit and attorney's fees), occasioned by such breach;

(c) Where a default exists under the Lease, the party assuming the Lease may not require Lessor to provide services or supplies
 .11-.ncidental to the Lease before its assumption by such trustee or debtor, unless Lessor is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(d) The debtor, receiver, or trustee may only assign this Lease if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under the Lease. Any consideration paid by any assignee in excess of the rental reserved in the Lease shall be the sole property of, and paid to, Lessor. Upon assignment by the debtor or trustee the obligations of the Lease shall be deemed to have been assumed and the assumptor shall execute an assignment agreement on request of Lessor.

(e) Lessor shall be entitled to the fair market value for the   Leased,
Premises and the services provided by Lessor (but in no event less than the rental reserved in the Lease) subsequent to commencement of a bankruptcy event.

(f) Lessor specifically reserves any and all remedies available to Lessor in Article 27 hereof or at law or in equity in respect of a bankruptcy event by Lessee to the extent such remedies are permitted by law.

ARTICLE 45. LATE CHARGE

45.1 Late Payment by Lessee.   Lessee acknowledges that late payment
by Lessee to Lessor of rent or any other payment due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Leased Premises. Therefore, if any installment of rent, or any other payment due hereunder from Lessee is not received by Lessor within ten (10) days following* written notice from Lessor, Lessee shall pay to. Lessor an additional sum of five per cent (5%) of such rent or other charge as a late charge" The parties agree that this late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee default with respect to the overdue amount, or prevent Lessor from exercising any other rights or remedies available to Lessor.

ARTICLE 46, MORTGAGEE PROTECTION

46.1 Notice And Right to cure Default. Lessee agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that prior to such notice Lessee has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/ or trust deed holders. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) , in which event this Lease shall not be terminated while such remedies are being so diligently pursued; provided, however, that notwithstanding the time extension provided herein, Lessee may undertake the cure of a Lessor default after the expiration of the period permitted Lessor under the provisions of this Lease.

ARTICLE 47,    EXISTING LEASE

47.1 Procedure. At commencement of the term, vacation of the Existing Lease premises by the Lessee, and occupancy of the Leased Premises by Lessee, Lessor agrees to reimburse Lessee or, to pay on behalf of Lessee, as Lessee shall elect, the Minimum Monthly Rent obligation of its existing lease at 30740 Santana Street, Hayward, California, (the "Existing Lease") , by execution of Agreement in form and substance as attached hereto as Exhibit "G", by both parties.

47.2    Financial Obligation.   In no event shall Lessor's obligation under
the Existing Lease for payment of its obligation under this Article 47, and Exhibit G exceed two hundred fifty three thousand dollars ($253,000).

ARTICLE 48. OPTION TO PURCHASE

48.1 Grant  Lessee shall I have the option to purchase the Leased
Premises ("option") on the terms and conditions set forth in this Article 48 and in Exhibit I.

48.2 Exercise Periods. The Option shall be exercisable only within the following time periods (the "Exercise Periods") :

(a) Within sixty (60) days following the Commencement Date; or

(b) During the sixty first (61st) Lease Month of the Term; or

(c) During the one hundred-twenty first (121st) Lease Months of the Term, provided, however, Lessee has timely exercised its first option to extend the Term.

48.3 Method of Exercise. The exercise of this Option shall be by written notice delivered to Lessor prior to the expiration of each Exercise Period, but not before commencement of the applicable Exercise Period, accompanied by a fully executed copy of the Purchase Agreement attached hereto as Exhibit I, with all blanks filled in, but otherwise unaltered (the "Purchase Agreement").

48.4 Effect of Exercise. Upon Lessee's exercise of this Option, this Purchase Agreement shall constitute a contract for the purchase of the Leased Premises.

48.5 Purchase Price. The purchase price must be established prior to the exercise of the Option. The purchase price shall be the higher of the following:

(a) One hundred ten percent (110%) multiplied by the sum of the following:

(i)Total Project Costs which formed the basis for the calculation of minimum monthly rent under the provisions of Section 6.2 hereof; and

(ii)  "Negative Cash Flow" as hereinafter defined; and

(iii)five dollars thirty cents ($5.30) per square foot times the number of square feet of land area in the Leased Premises (the "Land Value")

or

(b) The fair market value of the Leased Premises determined in accordance with the provisions of Section 48.6.

The term "Negative Cash Flow" means an annual sum computed as at each anniversary of the term of this Lease, provided such sum is negative, by subtracting the following from all sums received by the Lessor from the Lessee during the annual period which is the subject of the calculation:

(i)all costs of operation, maintenance, insurance, tax, administration, management, supervision, and reconstruction, related to the Leased Premises other than (1) those costs included in Construction Costs as defined in Exhibit "C" hereto upon which the initial calculation of minimum monthly rent was based; (2) those costs which have been paid or reimbursed to Lessor by Lessee pursuant to this Lease; and

        (ii)all interests costs for any note secured by a deed of trust encumbering the Leased Premises which were not included in Total Project Costs, provided the principal amount of such note does not exceed an amount equivalent to the Total Project costs plus the Land Value.

It is the intent of the parties that the purchase price not be less than one hundred tan percent (110%) of all sums of any type or nature expended by the Lessor in respect of the Leased Premises f or which Lessor has not received reimbursement.

48.6 Fair Market Value. The Fair Market Value of the Leased Premises shall be determined as follows:

(a) Not less than one hundred twenty (120) days prior to Lessee
I s planned exercise of-this Option. Lessee* shall notify Lessor of its opinion of the fair market value of the Leased Premises as that term is hereinafter defined. If the parties are unable t ' q agree upon a fair market value within thirty (30) days thereafter (the "Negotiation Period") , then within ten (10) days after the expiration of the -Negotiation Period, either party at its own cost and expense and by giving notice to the other in writing, may appoint a real estate appraiser who is a member of the American Appraisal Institute, or the Society or Real Estate Appraisers, or an equivalent professional organization, with at lease five
(5) years experience appraising office properties in Alameda County California ("Qualified Appraiser") , to set the fair market value in writing. If a party does not appoint a Qualified Appraiser within ten (10) days after the first party has given notice of the name of its Qualified Appraiser, the single Qualified Appraiser shall be the sole appraiser and shall set the fair market value for purposes of establishing a purchase price. If two Qualified Appraisers are appointed by the parties, they shall meet promptly, on five (5) days notice to the parties, to take such evidence and other information as the parties may deem reasonable to submit to the Qualified Appraisers. Within thirty (30) days after the selection of the last of the two Qualified Appraisers to be appointed by the parties, the Qualified Appraisers shall render their opinions of the fair market value in writing. If the two valuations are within ten (10%) percent of each other, they shall be averaged and the average of the two shall be the fair market value. If only one appraisal is timely submitted, that appraisal shall constitute the fair market value. If the two valuations are separated by more than ten (10%) percent, than the two appraisers shall, within. ten (10) days following the last for submission of the two appraisals of fair market value, appoint a third Qualified Appraiser. If they are unable to agree upon a third Qualified Appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may demand Arbitration as specified below. If neither party applies for Arbitration within the ten
(10) day period herein specified, the two appraisals of value shall be averaged as stated above.

(b) Fair Market Value . The term "fair market value" as used in this Article 48 shall mean the fair market value of the Leased Premises deter-mined in accordance with good appraisal practice including consideration of the following factors:

(i) Rental rates being charged for comparable premises in the same geographical area;

        (ii)    The rental rate specified in this Lease
increased, however, by a factor calculated as follows:

A. The total number of square feet in the land area underlying the Leased Premises shall be multiplied by five dollars and thirty-five cents ($5.30)

B.      The product derived in "All shall be
multiplied by ten percent (10%).

C. The product derived in "B" shall be divided by .97;

D. The quotient derived in "C" above shall be multiplied by 1.1699; and

E. The product of "D" above shall be divided by 12 and the quotient added to the current Minimum Monthly Rent under the terms of this Lease for purposes of establishing the Minimum Monthly Rent to be considered the contract rent hereunder for valuation purposes.

(iii) It is the intent of the parties that the fair market value of the Leased Premises shall be determined by the comparable value market analysis, reproduction costs, and end income analysis methods of appraisal. The income analysis shall give consideration to both (i) the fair market rental value of the Leased Premises as if unencumbered by this Lease, and (ii) the contract rentals hereunder increased as provided in
(ii) above.

(iv) All terms and conditions of any financing secured by deeds of trust encumbering the Leased Premises.

(v) The outstanding principal balance of any assessment bonds encumbering the Leased Premises or as the close of escrow.

(c) Arbitration In the event the parties are to mutually agree upon a fair market value, and in such event proceed to the Appraisal or Arbitration procedure herein specified, both parties shall be bound to submit the matter for such determination. The procedure specified in this article for appointment of Qualified Appraisers, delivery of appraisals, appointment of an Arbitrator, and determination of fair market value thereby, is herein collectively referred to as "Arbitration" The Arbitration shall be conducted and determined in Alameda County where the Leased Premises are situated.

        (d) Demand for Arbitration.-    A party demanding Arbitration
hereunder shall make its demand in writing ("Demand Notice") within ten
(10) days after the delivery of the last of the two appraisals presented by the Qualified Appraisers as specified above. A copy of the Demand Notice shall be sent to the Presiding Judge of the* highest trial court in such county for the state in which the Leased Premises are located. The Presiding Judge is hereinafter referred to as the "Appointer". The Appointer, acting in his personal, private capacity, shall appoint within ten (10) days thereafter a Qualified Appraiser. The Arbitrator shall be qualified to serve as an expert witness, over objection, to give opinion testimony addressed to the issue in a court of competent jurisdiction.

(e) Decision of the Arbitrator. As used herein, the term
Arbitrator refers to a third Qualified Appraiser, selected by any of the methods heretofore set forth. The Arbitrator shall, within sixty (60) days after his appointment, state in writing his determination as to whether the fair market value stated by Lessor's Qualified Appraiser or the fair market value stated by Lessee's Qualified Appraiser, most closely approximates his own. the Arbitrator shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of fair market value, but any such consultation shall be made in the presence of both parties with full right to cross examine. The Arbitrator may not state his own opinion of fair market value, but is strictly limited to the selection of one of the two appraisals submitted by the other two Qualified Appraisers. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify this Lease. The valuation so chosen as most closely approximating that of the Arbitrator shall constitute his decision and shall be final and binding upon the parties absent fraud or gross error. The Arbitrator shall render a decision and award in writing, with counterpart copies to each party. Judgment may be entered thereon in any court of competent jurisdiction.

(f) Successor Arbitrator; Fees and Expenses. In the event of failure, refusal, or inability of the Arbitrator to act in a timely manner, a successor shall be appointed in the same manner as such Arbitrator was first chosen hereunder. The fees and expenses of the Arbitrator and for the administrative hearing fee, if any, shall be divided equally between the parties. Each party shall bear its own attorneys' fees and other expenses including fees of witnesses in presenting evidence, and the fees and cost of its own Qualified Appraiser.

48.7 Payment. The purchase price shall be payable in cash at closing over the above; (i) outstanding balance of assessment bonds encumbering the Leased Premises; and (ii) the outstanding principal balance of any loan encumbering the Leased Premises which is not subject to early prepayment. All assumption fees, the responsibility for qualifying for assumption, payment of prepayment penalties or other costs associated with financing which encumbers the Leased Premises at the time of closing shall be at the sole cost and expense of Lessee.

48.8 Time. Time is of the essence of the Lease and this Option agreement, and the Option Exercise Periods set forth herein are agreed by the parties to have been negotiated subject to no variation whatsoever without the express written consent of both parties, it being further agreed and understood that the dates for exercise and closing were not intended to be approximate, but are intended to be exact.

        48.9 Assignment. This Option to purchase is not assignable except as provided in Subsection 9.3(c) and shall become null and void and of no further force or effect upon the assignment of this Lease or the sublease of more than thirty percent (30%) of the Building.

48.10 Memorandum Lessee shall have 'the right to record a short form memorandum of this Lease disclosing Lessee's option to purchase set forth herein, and Lessor shall execute and have acknowledged such short form lease memorandum, in the form attached hereto as Exhibit M.

  48.11 Quitclaim Deed. On the expiration of the last to occur of the Exercise Periods described in Section 48.2, without exercise of the option described in this Article 48 by the Lessee, Lessee shall, on demand of Lessor, execute a Quitclaim Deed in the form attached hereto as Exhibit "L", in recordable form, for recordation by the Lessor to expunge Lessee's rights under this Article 48.

ARTICLE 49.  PARKING

49.1 Lessor shall provide that Lessee shall have available to it not less than four (4) parking places per 1, 000 square feet of Usable Area.

ARTICLE 50.  MISCELLANEOUS PROVISIONS

50.1 Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

50.2 Number and gender.. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word "Person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed under this Lease upon Lessee, shall be joint and several.

50.3 Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.

50.4 Payments. Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

50.5 Severability. The invalidity of any provision of this Lease, as determined by a Court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

50.6 No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

50.7 Disputed Sums. Under the terms of this Lease numerous charges are and may be due from Lessee to Lessor including, without limitation, Common Area charges, real estate taxes, insurance reimbursement and other items of a similar nature including advances made by Lessor in respect of Lessee I s default at Lessor I s option. In event that at any time during the term there is a dispute between the parties as to the amount due f or any of such charges claimed by Less-or to be due, the amount demanded by Lessor shall be paid by Lessee until the resolution of the dispute between the parties or by litigation. Failure by Lessee to pay the disputed sums until resolution shall constitute a default under the terms of the Lease.

50.8 Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of rent, result in any liability of Lessor to Lessee, or in any other way affect this Lease or Lessee's obligations hereunder.

50.9 Public Transportation Information. Lessee shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Lessee employed on the Leased Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Lessee's sole reasonable cost' and expense. Lessee shall comply with all requirements of any local transportation management ordinance.

50.10 Rules and Regulations. Lessee agrees to comply with all reasonable rules and regulations adopted and promulgated by Lessor and applicable to all tenants in the Complex for the lawful, orderly, clean, safe, aesthetic, quiet, and beneficial use, operation, maintenance, management, and enjoyment of the complex, provided Lessee has received prior written notice thereof.

50.11 Joint and Several Liability. Should Lessee consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

50.12 First Offer - Adjacent Space. During the first sixty (60) Lease months of the Term hereof, Lessee shall have the right, subject to the specific conditions expressly provided herein to negotiate for additional space within the Complex provided:

(a) Lessee first notifies Lessor in writing that it wishes to lease additional space which may be no more than 10,0.00 square feet of Rentable Area; and

(b) That the building area to which the right specified in this
Section 50.12 is applicable are those buildings which may be constructed upon any parcel within the Complex all or a portion of which lies within the areas described by cross-hatching on Exhibit "M" attached hereto and made a part hereof by reference and this right shall apply to no other area of the Complex; and

(c) That the rental which shall form the basis of the negotiation between the Lessor and the Lessee with regard to such additional space shall be ninety percent (90%) of Lessor's good faith judgment as to the fair market value thereof, in Lessors sole good faith discretion; and

(d) That Lessor shall have no obligation to negotiate with Lessee for any space for which it is currently in lease discussions with any prospective tenant provided, however, that once such discussions are conclusively terminated, and Lessee has indicated an interest therein, Lessor shall make that space available as "First Offer Space" under the provisions of this section 50.12; and

(e) Lessor's obligation extends to a good faith negotiation with Lessee and neither party is bound to proceed to execute a lease which it deems to be unsatisfactory as to the First Offer Space: and

(f) The rights under this Section 50.12 shall expire and be of no further force and affect on the expiration of the sixtieth (60th) Lease, month following commencement of the Term hereof.

50.13 Reimbursable Expenditures. Lessee shall not be obligated for a pro rata share of any expenditures due to be paid by it hereunder to the extent of the unreasonableness of such expenditure.

50.14 Lien Waivers. Subject to review and satisfaction of counsel for Lessor, Lessor shall execute any reasonable Lien Waiver forms submitted to it by Lessee releasing any interest Lessor may have in Lessor's personal property and or alterations that Lessee may remove pursuant to Article 20 hereof, in favor of a third party vendor, lender, or Lessor, provided that such reasonable documentary alterations as Lessor or Lessor's counsel requests to protect the interest of Lessor in the Leased Premises are adequately provided. Lessor shall execute such documentation within ten (10) days of receipt of a document in form agreeable to Lessor's counsel.

50.15 Consents. Wherever the consent or approval of either party is required under this Lease, such consent or approval shall not be unreasonably withheld or delayed, unless otherwise specified in this Lease.

50.16 Lessor's Representations. Notwithstanding any other provision hereof, Lessor hereby warrants that as of the Commencement Date the Leased Premises are in good condition and repair and built in a good and workmanlike manner in accordance with the approved Final Plans. Lessor also warrants that all building equipment is in good operating order as of the Commencement Date and that the Leased Premises and the Common
Maintenance Areas are in compliance with all applicable laws and governmental regulations as of the Commencement Date, but makes no warranty as to conditions or compliance with laws and regulations thereafter.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year first written above.

LESSOR                                          LESSEE
KAISER DEVELOPMENT COMPANY              KELLEY-CLARKE, INC.

By: /s/ Edward T Pike, III             By: /s/ John F. Blazin, VP

                             LEASE AMENDMENT

        This Lease Amendment ("Amendment") is made this 26th day of February, 1990 by and between BEDFORD DEVELOPMENT COMPANY ("Lessor") and KELLEY-CLARKE, INC. ("Lessee").

                                 RECITALS

        A. Lessor's predecessor in interest, Kaiser Development Company, and Lessee entered into that certain Lease dated September 1, 1988 (the "Lease") for premises located in Ardenwood Corporate Commons, Fremont, California ("Leased Premises") as more fully described in the Lease.

        B.      Lessor is currently constructing the Leased Premises.

        C. The parties wish to amend the Lease to reflect, among other things, additional construction to be required of Lessor.

                              CONSIDERATION

        In consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    TERMS

        1. Lessor agrees to perform and install the following additional improvements which were not part of Lessor's construction obligations under the Lease and which shall not be deemed part of the Total Project Costs, as that term is defined in the Lease:

Construction of a commercial kitchen, an employee kitchen, a walk-in freezer, a walk-in cooler, pallet racks, and an outdoor enclosure for the freezer and cooler ("Special Improvements")

Lessor shall pay all costs associated with the design, engineering and installation of the Special Improvements which shall be more particularly described in the "Plans" defined below.

        2. The parties have agreed to Plans ("Plans") adequately describing the Special Improvements.

        3. Lessor shall pay for the first one hundred sixty-two thousand six hundred dollars ($162,600) of such Special Improvement costs. If the costs exceed one hundred sixty-two thousand six hundred dollars
($162,600), Lessee shall have the option of reducing the scope of work of the Special Improvements to reduce the costs thereof, or of paying in cash to Lessor prior to construction of such Special Improvements the costs thereof exceeding one hundred sixty-two thousand six hundred dollars ($162,600). All delays in construction caused by the engineering, design or installation of the Special Inprovements and the review process required thereby shall be "Lessee Delays" as defined in the Lease.

        4.      Minimum Monthly Rent, calculated in accordance with Section
6.2 of the Lease shall be increased by the sum of two thousand two hundred forty dollars ($2,240).

        5. Notwithstanding the provision of the Lease, Lessee shall be required to remove all Special Improvements from the Leased Premises at the expiration or termination of the Lease unless Lessor agrees to the contrary.

        6. Notwithstanding any provision of the Lease to the contrary, Lessee shall maintain and repair (and replace as necessary) at its sole cost and expense all Special Improvements.

        7.      Sections 48.2(a) and 48.2(c) of the Lease are hereby deleted.

        8. Section 49.1 of the Lease is hereby deleted and replaced with the following:

 "49.1 Lessor shall provide that Lessee shall have available to it not less than four (4) parking places per 1,000 square feet of Usable Area, but in no event is Lessor required to provide for Lessee's use more than 156 parking spaces."

        9. Exhibit "B" of the Lease is hereby deleted and replaced with Exhibit "B" attached hereto which shall henceforth be deemed the Exhibit
"B" to the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR                                      LESSEE
BEDFORD DEVELOPMENT COMPANY                 KELLEY-CLARKE, INC.


By: __________________________              By: _________________________
                                                 William C. Pratt,
Its: Area Manager                                President

                                            By: __________________________
                                                 John F. Blazin,
                                                 Vice President

                          SECOND LEASE AMENDMENT


        This Second Lease Amendment ("Amendment") is made this 1st day of May, 1990 by and between BEDFORD DEVELOPMENT COMPANY ("Lessor") and KELLEY-CLARKE, INC. ("Lessee").

                                RECITALS

WHEREAS,

        A. Lessor's predecessor in interest, Kaiser Development Company, and Lessee entered into that certain Lease dated September 1, 1988 (the "Lease") for premises located in Ardenwood Corporate Commons, Fremont, California ("Leased Premises") as more fully described in the Lease.

        B.      The Lease vas modified by Lease Amendment dated February 26,
1990.

        C.      Lessor is currently constructing the Leased Premises.

        D. The parties wish to further amend the Lease to reflect, among other things, additional construction to be required of Lessor.

                               CONSIDERATION

        In consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    TERMS

        1. Lessor agrees to perform and install the following additional improvements which were not part of Lessor's construction obligations under the Lease and which shall not be deemed part of the Total Project Costs, as that term is defined in the Lease:

Construction of a computer room with raised floor and ramp, together with necessary plumbing, hvac, electrical and fire suppression systems ("Additional Improvements").

Lessor shall pay all costs ("Costs") associated with the design, engineering and installation of the Additional Improvements (including permit, application and other processing fees, and legal fees associated with this Second Amendment) which shall be more particularly described in the "Plans" defined below.

        2. The Parties have agreed to Plans ("Plans") adequately describing the Additional Improvements.

        3. All delays in construction caused by the engineering, design or installation of the Additional Improvements and the review process required thereby shall be "Lessee Delays" as defined in the Lease.

        4.      Minimum Monthly Rent, as calculated in accordance with Section
6.2 of the Lease and as adjusted per the Lease Amendment shall be increased by the sum of one thousand three hundred eighty dollars and seventy-two cents ($1,380.72) per month.

        5. Notwithstanding the provision of the Lease, Lessee shall be required to remove all Additional Improvements from the Leased Premises at the expiration or termination of the Lease unless Lessor agrees to the contrary.

        6. Notwithstanding any provision of the Lease to the contrary, Lessee maintain and repair (and replace as necessary) at its sole cost and expense all Additional Improvements.

        7. Lessee will accept the Additional Improvements as constructed in accordance with the Plans and shall hold Lessor harmless from all liabilities with respect thereto from and after the date of delivery of the Leased Premises to Lessee.

IN WITNESS WHEREOF, the Parties have executed this Amendment.

LESSOR                                      LESSEE
BEDFORD DEVELOPMENT COMPANY                 KELLEY-CLARKE, INC.


By: __________________________              By: _________________________
                                                 William C. Pratt,
Its: Area Manager                                President

                                            By: __________________________
                                                 John F. Blazin,
                                                 Vice President

                         THIRD AMENDMENT TO LEASE

        This Third Amendment ("Third Amendment") in made this 5th day of May, 1992 by and between BEDFORD DEVELOPMENT COMPANY ("Lessor") and KELLEY-CLARKE, INC. ("Lessee").

                                RECITALS

        A. Lesser and Lessee entered into that certain lease dated September 1, 1988 (the "Original Lease"), which was amended on February 26, 1990 (the "First Amendment") and on May 1, 1990, (the "Second Amendment"), for certain property generally situated at 6300 Dumbarton Circle, Fremont, California, which collectively are hereinafter called the "Lease". The Lease affects Premises which are more particularly described in the Lease (the "Leased Premises");

        B.      The parties hereto wish by this Amendment to amend the Lease.

                              CONSIDERATION

        Therefore, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1. Unless otherwise stated any capitalized term is hereby given the same meaning as set forth in the Lease.

        2. Except as otherwise stated in this Amendment, the terms of the Lease remain in full force and effect and the Lease, as hereby amended shall bind, and inure to the benefit of, the successors of the parties hereto.

        3. MINIMUM MONTHLY RENT. Notwithstanding any provision of the Lease to the contrary, the Minimum Monthly Rent as set forth in Section
1.5 of the Lease shall be amended to read as follows:

        Months 1-60             $40,951.29 per month

        Months 61-121           $47,908.92 per month

        4. All other terms and conditions of the Lease are hereby ratified and reconfirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR                                      LESSEE
BEDFORD DEVELOPMENT COMPANY                 KELLEY-CLARKE, INC.


By: __________________________              By: _________________________
       J. Randell Moore                            John F. Blazin,
       Vice President                              President/CEO
Date: 6/9/92                                Date: May 18, 1992

                                            By: __________________________

                          FOURTH AMENDMENT TO LEASE

This Fourth Amendment ("Fourth Amendment") is made this 19th day of April, 1995 ("Effective Date") by and between KRDC, Inc., a California Corporation, formerly Bedford Development Company and also Kaiser Development Company ("Lessor"), and Kelley-Clarke, Inc., a California corporation ("Lessee").

                                 RECITALS

WHEREAS,

        A. Lessor and Lessee entered. into that certain Lease dated September 1, 1988 (the "Original Lease") which was amended on February
26, 1990 (the "First Amendment") ; on May 1, 1990, (the "Second Amendment") ; and on May 5, 1992, (the "Third Amendment") for certain property generally situated at 6300 Dumbarton Circle, Fremont, California, (the Original Lease, as amended, is referred to herein as the "Lease"). The Lease covers the premises which are more particularly described therein (the "Leased Premises");

        B.      The parties hereto wish by this Amendment to amend the Lease.

                                   CONSIDERATION

        Therefore, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

TERMS

        1. Unless otherwise stated, any capitalized term is hereby given the same meaning as set forth in the Lease.

        2. Except as otherwise stated in this Amendment, the terms of the Lease remain in full force and effect and the Lease, as hereby amended shall bind, and inure to the benefit of, the successors of the parties hereto.

        3. Premises. Effective October 25, 1994, Section 1. 3 (C) of the Lease is amended by deleting "2.399 acres" and substituting in place thereof "approximately 2.64 acres" to reflect the increased gross square footage of land area in the Complex as depicted on Parcel Map No. 6773
(being a subdivision of Parcel 1 through 4, inclusive of Parcel Map 4483, filed for record in Book 152 of Maps at Pages 78-82, Alameda County
Records, City of Fremont, County of Alameda, State of California). The detailed legal description of the Leased Premises is forthcoming and shall be attached hereto upon final completion. A copy of Parcel Map No. 6773 is attached hereto for reference as Exhibit "A".

        4.      Term.   The term shall be extended by an additional sixty (60)
months, commencing July 1, 2000 and expiring June 30, 2005.

        5. Option to Extend. The provisions pertaining to the Options to Extend (two at five years each) as specified in Sections 1.4 (B), 1.5(C) and 4.3 of the Lease shall be deleted in their entirety and the provisions attached hereto as Exhibit "B" shall be substituted in their place.

        6. Minimum Monthly Rent. The Minimum Monthly Rent as set forth in
Section 1.5 of the Lease shall be amended to read as follows:

        07/01/1995 - 06/30/2000 $ 44,572.00 per month
        07/01/2000 - 06/30/2005 $ 51,920.00 per month

        Section 1. 5 (C) of the Lease is hereby deleted and of no further force and effect.

        7. Initial Pro Rata %. Due to the increase in the gross square footage of land area in the Complex as described in Paragraph 3 of this Amendment, effective January 1, 1995, Lessee's Initial Pro Rata % as set forth in Section 1.8 of the Lease shall be revised from "1.3%" to "0.9136%" (approximately 2.64 acres/approximately 288.96 total acres).

        8. 0ption to Purchase. The provisions of Article 48 .(Option to Purchase) of the Lease are hereby deleted in their entirety and shall hereafter be of no further force and effect.

        9. Parking. The provisions in Section 49.1 of the Lease are hereby amended as follows:

        Notwithstanding anything to the contrary in the Lease, Lessor shall provide within six (6) months from execution of this Amendment, at Lessor's expense: i) ten (10) additional parking stalls; and ii) thirty one (31) relocated stalls, as shown on the attached Exhibit "C" (Parking
Plan). The Exhibit "C" is intended as a preliminary parking plan and is subject to all necessary governmental approvals and compliance with all applicable laws, ordinances and regulations.

        10. First Offer - Adjacent Space. The provisions in Section 50.12 of the Lease shall hereinafter be deleted and of no further force and effect.

        11.     Right of First Offer to Purchase.

              (a) Grant. Subject to the terms of this Section 11, Lessor grants to Lessee a right of first offer to purchase the Leased Premises
(the "Purchase Right").

              (b) Term. The term of the Purchase Right ("Purchase Right Term") shall commence on the earlier to occur of (i) one (1) year after the Effective Date, or (ii) one (1) day after the date on which Lessor conveys fee title to the Leased Premises to a bona fide third party, and shall terminate on the expiration or earlier termination of the initial Lease term.

              (c) Covenants of Lessor. Subject to the conditions precedent established by Section 11(e) below, if, at any time during Purchase Right Term, Lessor decides to offer the Leased Premises for sale to a bona fide third party, Lessor shall first provide Lessee with a written notice
("Sale Notice") detailing the purchase price of the Leased Premises, payment terms, conditions of title, costs of escrow and other relevant terms.

              (d)     Exercise of Lessee's Purchase Right.

                      (i) Within five (5) business days of receipt of a Sale Notice from Lessor, Lessee shall either (a) provide written notice ("Purchase Notice") to Lessor of Lessee's election to purchase the Leased Premises on the terms stated in the Sale Notice and deliver to Lessor a refundable deposit in the amount of S50,000 ("Deposit") to be used toward the purchase price for the Leased Premises, or (b) provide written notice ("Counteroffer Notice") to Lessor of Lessee's election not to purchase the Leased Premises, but stating the purchase price ("Counteroffer") at which Lessee would be willing to purchase the Leased Premises. If Lessee shall fail to provide to Lessor either a Purchase
Notice or a Counteroffer Notice, Lessee shall be deemed to have waived its right to purchase the Leased Premises (under any terms) for the twelve
(12) month period immediately following the applicable Sale Notice.

                      (ii) Within fifteen (15) business days of Lessee's delivery to Lessor of the Purchase Notice, Lessor and Lessee shall execute an agreement of purchase and sale satisfactory to Lessor (which agreement shall contain the terms specified in the Sale Notice). If Lessor and Lessee shall fail to execute an agreement of purchase and sale within such time, Lessee shall be deemed to have waived its right to purchase the Leased Promises for the twelve (12) month period immediately following the Sale Notice, as long as the terms in the agreement of purchase and sale to a bona fide third party do not materially differ from the terms of the agreement of purchase and sale presented to Lessee by Lessor.

                      (iii) If Lessee shall deliver to Lessor a Counteroffer Notice, Lessor may, at any time during the twelve (12) month period following the date of the Sale Notice, either (a) notify Lessee in writing ("Counteroffer Acceptance Notice") of Lessor's acceptance of the Counteroffer, or (b) proceed with the sale of the Leased Premises to a bona fide third party provided the purchase price for such sale is in excess of the Counteroffer and the terms of sale are otherwise generally in accordance with the terms stated in the Sale Notice. If Lessor elects to accept Lessee's Counteroffer, Lessee shall deliver the Deposit to Lessor within five (5) business days of receipt of the Counteroffer Acceptance Notice and Lessor and Lessee shall, within fifteen (15) business days following delivery of the Deposit, execute an agreement of purchase and sale satisfactory to Lessor (which agreement shall contain the terms specified in the Sale Notice except that the purchase price shall be the amount of the Counteroffer). If Lessor and Lessee shall fail to execute an agreement of purchase and sale within such time, Lessee shall be deemed to have waived its right to purchase the Leased Premises for the twelve (12) month period immediately following the Counteroffer Acceptance Notice, as long as the terms in the agreement of purchase and sale to a bona fide third party do not materially differ from the terms of the agreement of purchase and sale presented to Lessee by Lessor.

              (e) Conditions to Purchase Right. Notwithstanding anything to the contrary in this Section 11, Lessor shall have no obligation to provide Lessee with a Sale Notice, and Lessee shall have no right to exercise Lessee's Purchase Right, if Lessee is in default either: (i) at the time Lessor seeks to sell the Leased Premises, or (ii) upon the date Lessee seeks to close escrow on the sale of the Leased Premises. The Purchase Right shall be personal to Lessee and shall not be transferable with any assignment of this Lease or subletting of the Premises.

              (f) Terms for Purchase Right. In the event that Lessee exercises Lessee's Purchase Right, Lessee's purchase of the Leased Premises shall be on all of the same terms and conditions described in the Sale Notice.

              (g) Continuing Right. Lessee's failure to exercise its Purchase Right shall not be deemed a waiver or relinquishment of such right if Lessor fails to convey the Leased Premises to a bona fide third party within one (1) year of the date of the Sale Notice.

              (h) Exceptions to Offer. Notwithstanding anything to the contrary in this Section 11, Lessor shall not be obligated to provide Lessee with a Sale Notice, and the terms of this Section 11 shall not apply, in the event of: (i) a transfer of the Premises to an affiliate of Lessor (ii) a portfolio sale, or (iii) a foreclosure sale.

              (i) Subordinate Nature. Lessee's Purchase Right shall be subject and subordinate to the lien of any mortgage, deed of trust or other lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building or Leased Promises, and to all advances made or hereafter to be made upon the security thereof.

              (j) Closing Costs. Lessor and Lessee shall each pay the fees of their respective attorneys and consultants in connection with the sale of the Leased Promises to Lessee. All closing costs incurred in connection with that sale shall be apportioned in accordance with local custom.

              (k) Successors and Assigns. Lessee's Purchase Right shall be binding on the successors and assigns of Lessor.

        All other terms and conditions of the Lease are hereby ratified and reconfirmed.

        IN WITNESS WHEREOF, the parties have executed this Amendment.


LESSOR:                                  LESSEE:

KRDC, Inc., a California corporation     Kelley-Clarke, Inc., a California
                                         corporation
By: Kemper Real Estate Management
Company, a Delaware corporation, its
duly authorized agent

By: ________________________________     By: ________________________________
    Lisa A. Berlin                           C. William Frankland
    its duly authorized agent                its: Vice-Chairman,
                                             Chief Financial Officer


Date: ______________________________     Date: 4/21/95